                                                                     Exhibit 2.1

                                                                  EXECUTION COPY

================================================================================








                         AGREEMENT AND PLAN OF MERGER


                           Dated as of May 28, 1999


                                 By and Among


                              MCI WORLDCOM, INC.,


                              EMPIRE MERGER INC.


                                      And


                          SKYTEL COMMUNICATIONS, INC.




================================================================================

                               TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----

                                   ARTICLE I

                                   The Merger
                                   ----------

SECTION 1.01.     The Merger.....................................................                 2
SECTION 1.02.     Closing........................................................                 2
SECTION 1.03.     Effective Time.................................................                 2
SECTION 1.04.     Effects of the Merger..........................................                 2
SECTION 1.05.     Certificate of Incorporation and By-laws.......................                 2
SECTION 1.06.     Board of Directors of the Surviving
                       Corporation...............................................                 3


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                ------------------------------------------------
               Constituent Corporations; Exchange of Certificates
               --------------------------------------------------


SECTION 2.01.     Effect on Capital Stock........................................                 3
                  (a) Capital Stock of Sub.......................................                 3
                  (b) Cancelation of Treasury Stock and
                          WorldCom-Owned Stock...................................                 3
                  (c) Conversion of SkyTel Common Stock..........................                 3
                  (d) WorldCom Rights............................................                 4
                  (e) Anti-Dilution Provisions...................................                 4
SECTION 2.02.     Exchange of Certificates.......................................                 4
                  (a) Exchange Agent.............................................                 4
                  (b) Exchange Procedures........................................                 5
                  (c) Distributions with Respect to
                          Unexchanged Shares.....................................                 6
                  (d) No Further Ownership Rights in
                          SkyTel Common Stock....................................                 6
                  (e) No Fractional Shares.......................................                 7
                  (f) No Liability...............................................                 7
                  (g) Lost Certificates..........................................                 8

                                   ARTICLE III

                        Representations and Warranties
                        ------------------------------

SECTION 3.01.     Representations and Warranties of
                     SkyTel......................................................
                  (a) Organization, Standing and Corporate
                          Power..................................................
                  (b) Subsidiaries...............................................
                  (c) Capital Structure..........................................
                  (d) Authority; Noncontravention................................

                  (e) SEC Documents; Undisclosed                                                  8
                         Liabilities.............................................                 8
                  (f) Information Supplied.......................................                 9
                  (g) Absence of Certain Changes or Events.......................                 9
                  (h) Litigation.................................................                11
                  (i) Compliance with Applicable Laws............................                14
                  (j) Contracts..................................................                15
                  (k) Absence of Changes in Benefit Plans........................                15
                  (l) ERISA Compliance...........................................                17
                  (m) Taxes......................................................                17
                  (n) Voting Requirements........................................                17
                  (o) State Takeover Statutes....................................                18
                  (p) Accounting Matters.........................................                18
                  (q) Brokers....................................................                20
                  (r) Opinion of Financial Advisor...............................                22
                  (s) Intellectual Property; Year 2000...........................                23
                  (t) Rights Agreement...........................................                23
                                                                                                 23
SECTION 3.02.     Representations and Warranties of WorldCom                                     24
                         and Sub.................................................                24
                  (a) Organization, Standing and Corporate                                       25
                         Power...................................................                26
                  (b) Capital Structure..........................................                26
                  (c) Authority; Noncontravention................................                26
                  (d) SEC Documents; Undisclosed                                                 27
                         Liabilities.............................................                29
                  (e) Information Supplied.......................................                31
                  (f) Absence of Certain Changes or Events.......................                32
                  (g) Litigation.................................................                32
                  (h) Compliance with Applicable Laws............................                33
                  (i) Taxes......................................................                33
                  (j) Voting Requirements........................................                33
                  (k) Accounting Matters.........................................                35
                  (l) Brokers....................................................                35
                  (m) Interim Operations of Sub..................................                35
                  (n) Year 2000..................................................                35
                  (o)  Ownership of SkyTel Stock.................................

                                  ARTICLE IV

                   Covenants Relating to Conduct of Business
                   -----------------------------------------

SECTION 4.01.     Conduct of Business............................................                36
                  (a) Conduct of Business by SkyTel..............................                36
                  (b) Other Actions..............................................                39
                  (c) Advice of Changes..........................................                39
SECTION 4.02.     No Solicitation by SkyTel......................................                40

                                   ARTICLE V

                             Additional Agreements
                             ---------------------

SECTION 5.01.     Preparation of the Form S-4 and the
                     SkyTel Proxy Statement; SkyTel
                  Stockholders Meeting...........................................                43
SECTION 5.02.     Letters of SkyTel's Accountants................................                45
SECTION 5.03.     Letters of WorldCom's Accountants..............................                45
SECTION 5.04.     Access to Information; Confidentiality.........................                45
SECTION 5.05.     Reasonable Best Efforts........................................                46
SECTION 5.06.     SkyTel Stock Options; Warrants.................................                47
SECTION 5.07      Employee Benefit Plans; Existing Agreements....................                50
SECTION 5.08.     Indemnification, Exculpation and
                         Insurance...............................................                51
SECTION 5.09.     Fees and Expenses..............................................                52
SECTION 5.10.     Public Announcements...........................................                53
SECTION 5.11.     Affiliates.....................................................                53
SECTION 5.12.     Nasdaq Quotation...............................................                54
SECTION 5.13.     Tax Treatment..................................................                54
SECTION 5.14.     Pooling of Interests...........................................                54
SECTION 5.15.     Further Assurances.............................................                54
SECTION 5.16.     Rights Agreement...............................................                55
SECTION 5.17.     Transfer Taxes.................................................                55
SECTION 5.18.     Convertible Exchangeable Preferred Stock                                       55

                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

SECTION 6.01.     Conditions to Each Party's Obligation To
                         Effect the Merger.......................................                55
                  (a) SkyTel Stockholder Approval................................                55
                  (b) HSR Act....................................................                56
                  (c) Governmental Approvals.....................................                56
                  (d) No Litigation..............................................                56
                  (e) Form S-4...................................................                56
                  (f) Nasdaq Quotation...........................................                56
                  (g) Pooling Letters............................................                56
SECTION 6.02.     Conditions to Obligations of WorldCom
                         and Sub.................................................                57
                  (a) Representations and Warranties.............................                57
                  (b) Performance of Obligations of the                                          57
                         SkyTel..................................................
                  (c) Tax Opinions...............................................                57
SECTION 6.03.     Conditions to Obligations of SkyTel............................
                  (a) Representations and Warranties.............................                57
                  (b) Performance of Obligations of WorldCom                                     57
                         and Sub.................................................                57
                  (c) Tax Opinions...............................................
SECTION 6.04.     Frustration of Closing Conditions..............................                58
                                                                                                 58

                                  ARTICLE VII

                  Termination, Amendment and Waiver
                  ---------------------------------

SECTION 7.01.     Termination....................................................                58
SECTION 7.02.     Effect of Termination..........................................                59
SECTION 7.03.     Amendment......................................................                60
SECTION 7.04.     Extension; Waiver..............................................                60
SECTION 7.05.     Procedure for Termination, Amendment,
                         Extension or Waiver.....................................                60

                                  ARTICLE VIII

                               General Provisions
                               ------------------

SECTION 8.01.     Nonsurvival of Representations and
                  -----------------------------------
                         Warranties                                                              61
                         ----------
SECTION 8.02.     Notices........................................................                61
SECTION 8.03.     Definitions....................................................                62
SECTION 8.04.     Interpretation.................................................                63
SECTION 8.05.     Counterparts...................................................                64
SECTION 8.06.     Entire Agreement; No Third-Party
                         Beneficiaries...........................................                64
SECTION 8.07.     Governing Law..................................................                64
SECTION 8.08.     Assignment.....................................................                64
SECTION 8.09.     Enforcement....................................................                65
SECTION 8.10.     Headings.......................................................                65
SECTION 8.11.     Severability...................................................                65

Annex I           Index of Defined Terms

Exhibit A         Form of Affiliate Letter

Exhibit B         Form of SkyTel Representation Letter

Exhibit C         Form of MCI WorldCom, Inc. Representation Letter

Exhibit D         Form of Cravath, Swaine & Moore Opinion

Exhibit E         Form of Jones, Day Reavis & Pogue Tax Opinion

                                                                  EXECUTION COPY



                                              AGREEMENT AND PLAN OF MERGER (this
                                         "Agreement") dated as of May 28, 1999,
                                         among MCI WORLDCOM, INC., a Georgia
                                         corporation ("WorldCom"), EMPIRE MERGER
                                         INC., a Delaware corporation and a
                                         wholly owned subsidiary of WorldCom
                                         ("Sub"), and SKYTEL COMMUNICATIONS,
                                         INC., a Delaware corporation
                                         ("SkyTel").


          WHEREAS the respective Boards of Directors of WorldCom, Sub and SkyTel have approved this Agreement and the merger of SkyTel with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby (a) each issued and outstanding share of SkyTel's Common Stock, par value $.01 per share (the "SkyTel Common Stock"), other than any such shares directly owned by WorldCom, Sub or SkyTel, will be converted into the right to receive shares of common stock, par value $.01 per share, of WorldCom ("WorldCom Common Stock") and (b) each issued and outstanding share of SkyTel's $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Convertible Exchangeable Preferred Stock"), other than any such shares directly owned by WorldCom, Sub or SkyTel, will be converted into the right to receive one share of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of WorldCom (the "WorldCom Convertible Exchangeable Preferred Stock");

          WHEREAS WorldCom, Sub and SkyTel desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          WHEREAS, for Federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder and that this Agreement constitutes a plan of reorganization;

          WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction; and

          WHEREAS, immediately following the execution and delivery of this Agreement, SkyTel and WorldCom will enter into a stock option agreement (the "Option Agreement"), pursuant to which SkyTel will grant WorldCom the option to purchase shares of SkyTel Common Stock, upon the terms and subject to the conditions set forth therein.


          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

                                  The Merger
                                  ----------

          SECTION 1.01.  The Merger.  Upon the terms and subject to the
                         -----------
conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), SkyTel shall be merged with and into Sub at the Effective Time. Following the Effective Time, Sub shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of SkyTel in accordance with the DGCL.

          SECTION 1.02.  Closing.  The closing of the Merger (the "Closing")
                         --------
will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is agreed to by the parties hereto. The Closing will be held at such location in the City of New York as is agreed to by the parties hereto.

          SECTION 1.03.  Effective Time.  Subject to the provisions of this
                         ---------------
Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as WorldCom and SkyTel shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

          SECTION 1.04.  Effects of the Merger.  The Merger shall have the
                         ----------------------
effects set forth in Section 259 of the DGCL.

          SECTION 1.05.  Certificate of Incorporation and By-laws.  (a)  The
                         ----------------------------------------
Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of this corporation is SKYTEL COMMUNICATIONS, INC.".

          (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06.  Board of Directors of the Surviving Corporation.  The
                         -----------------------------------------------
directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                  ARTICLE II

               Effect of the Merger on the Capital Stock of the
               ------------------------------------------------
              Constituent Corporations; Exchange of Certificates
              --------------------------------------------------

          SECTION 2.01.  Effect on Capital Stock.  As of the Effective Time, by
                         -----------------------
virtue of the Merger and without any action on the part of the holder of any shares of capital stock of SkyTel or any shares of capital stock of Sub:

          (a)  Capital Stock of Sub.  Each issued and outstanding share of
               --------------------
capital stock of Sub shall remain issued, outstanding and unchanged as a validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b)  Cancelation of Treasury Stock and WorldCom-Owned Stock.  Each
               ------------------------------------------------------
share of SkyTel Common Stock and Convertible Exchangeable Preferred Stock that is directly owned by SkyTel, Sub or WorldCom shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c)  Conversion of SkyTel Common Stock.  Subject to Section 2.02(e),
               ---------------------------------
each issued and outstanding share (other than shares to be canceled in accordance with Section 2.01(b)) of SkyTel Common Stock shall be converted into the right to receive a number of fully paid and nonassessable shares of WorldCom Common Stock equal to the Exchange Ratio (the "Common Stock Merger Consideration"). For purposes of this Agreement, "Exchange Ratio" means the quotient (rounded to the nearest 1/10,000) determined by dividing $20 by the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of WorldCom Common Stock on The Nasdaq National Market ("Nasdaq"), as reported by Bloomberg Financial Markets (or such other source to which WorldCom and SkyTel may agree), for each of the 20 consecutive trading days ending with the third trading day immediately preceding the Effective Time; provided, that the
                                                      --------
Exchange Ratio shall not be less than .2500 or greater than .2778. As of the Effective Time, all such shares of SkyTel Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration and any cash in lieu of fractional shares of WorldCom Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

          (d)  Conversion of Convertible Exchangeable Preferred Stock.  Each
               -------------------------------------------------------
issued and outstanding share (other than shares to be canceled in accordance with Section 2.01(b)) of Convertible Exchangeable Preferred Stock shall be converted into the right to receive one fully paid and nonassessable share of WorldCom Convertible Exchangeable Preferred Stock (the "Preferred Stock Merger Consideration" and, together with the Common Stock Merger Consideration, the "Merger Consideration"), which WorldCom Convertible Exchangeable Preferred Stock shall have terms that are identical to the Convertible Exchangeable Preferred Stock (except that (x) the issuer thereof shall be WorldCom rather than SkyTel and (y) the WorldCom Convertible Exchangeable Preferred Stock shall become convertible into WorldCom Common Stock as required by Section 9(l) of the Certificate of Designations for the Convertible Exchangeable Preferred Stock. As of the Effective Time, all such shares of the Convertible Exchangeable Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Preferred Stock Merger Consideration.

          (e)  WorldCom Rights.  All WorldCom Common Stock issued in the Merger
               ---------------
shall be accompanied by rights to purchase shares of WorldCom's Series 3 Junior Participating Preferred Stock pursuant to the Rights Agreement dated as of August 26, 1996, between WorldCom and The Bank of New York, as rights agent.

          (f)  Anti-Dilution Provisions.  In the event WorldCom changes (or
               ------------------------
establishes a record date for changing) the number of shares of WorldCom Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding WorldCom Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction. In addition, in the event WorldCom pays (or establishes a record date for payment) an extraordinary dividend on, or makes any other extraordinary distribution in respect of, WorldCom Common Stock, the Exchange Ratio shall be appropriately adjusted to reflect such dividend or distribution.

          SECTION 2.02.  Exchange of Certificates.  (a)  Exchange Agent.  Prior
                         ------------------------        --------------
to the Effective Time, WorldCom shall enter into an agreement with such bank or trust company as may be designated by WorldCom (the "Exchange Agent"), which shall provide that WorldCom shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of SkyTel Common Stock and Convertible Exchangeable Preferred Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the Merger Consideration issuable pursuant to Section 2.01 in exchange for outstanding shares of SkyTel Common Stock or Convertible Exchange Preferred Stock. WorldCom shall make available to the Exchange Agent from time to time as required after the Effective Time cash necessary to pay dividends and other distributions in accordance with Section 2.02(c) and to make payments in lieu of any fractional shares of WorldCom Common Stock in accordance with Section 2.02(e).

          (b)  Exchange Procedures.  As soon as reasonably practicable after the
               -------------------
Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of SkyTel Common Stock or Convertible Exchangeable Preferred Stock (the "Certifi-cates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as WorldCom may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for certificates representing the Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of WorldCom Common Stock or shares of Convertible Exchangeable Preferred Stock that such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of WorldCom Common Stock in accordance with Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of SkyTel Common Stock or Convertible Exchangeable Preferred Stock that is not registered in the transfer records of SkyTel, a certificate representing the proper number of shares of WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock, as applicable, may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of WorldCom that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of WorldCom Common Stock in accordance with Section 2.02(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

          (c)  Distributions with Respect to Unsurrendered Certificates.  No
               ---------------------------------------------------------
dividends or other distributions with respect to WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock represented thereby, and no cash payment in lieu of fractional shares of WorldCom Common Stock shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of WorldCom Common Stock or shares of WorldCom Convertible Exchangeable Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of WorldCom Common Stock or shares of WorldCom Convertible Exchangeable Preferred Stock, and the amount of any cash payable in lieu of a fractional share of WorldCom Common Stock to which such holder is entitled pursuant to Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of WorldCom Common Stock or shares of WorldCom Convertible Exchangeable Preferred Stock.

          (d)  No Further Ownership Rights in SkyTel Common Stock or Convertible
               -----------------------------------------------------------------
Exchangeable Preferred Stock.  All shares of WorldCom Common Stock or shares of
-----------------------------
WorldCom Convertible Exchangeable Preferred Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of SkyTel Common Stock or Convertible Exchangeable Preferred Stock previously represented by such Certificates, subject, however, to the Surviving
                                             -------  -------
Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by SkyTel on such shares of SkyTel Common Stock or Convertible Exchangeable Preferred Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving

Corporation of the shares of SkyTel Common Stock or Convertible Exchangeable Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (e)  No Fractional Shares.  (i)  No certificates or scrip representing
               ---------------------
fractional shares of WorldCom Common Stock shall be issued upon the surrender for exchange of Certificates formerly representing SkyTel Common Stock, no dividend or distribution of WorldCom shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of WorldCom.

          (ii) Notwithstanding any other provision of this Agreement, each holder of shares of SkyTel Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of WorldCom Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes that may be required thereon, equal to such fractional part of a share of WorldCom Common Stock multiplied by the per share closing price of WorldCom Common Stock on the Closing Date, as such price is quoted by Nasdaq.

          (f)  No Liability.  None of WorldCom, Sub, SkyTel or the Exchange
               -------------
Agent shall be liable to any person in respect of any Merger Consideration, any dividends or distributions with respect thereto, or any cash in lieu of fractional shares of WorldCom Common Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of WorldCom Common Stock pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (g)  Lost Certificates.  If any Certificate shall have been lost,
               ------------------
stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by WorldCom, the posting by such person of a bond in such reasonable amount as WorldCom may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any unpaid dividends and distributions in respect thereof and any cash in lieu of fractional shares of WorldCom Common Stock, in each case pursuant to this Agreement.


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

          SECTION 3.01.  Representations and Warranties of SkyTel.  Except as
                         -----------------------------------------
expressly disclosed in SkyTel Filed SEC Documents or as expressly set forth on the disclosure schedule delivered by SkyTel to WorldCom prior to the execution of this Agreement (the "SkyTel Disclosure Schedule"), SkyTel represents and warrants to WorldCom and Sub as follows:

          (a)  Organization, Standing and Corporate Power.  Each of SkyTel and
               -------------------------------------------
its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on SkyTel. Each of SkyTel and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on SkyTel. SkyTel has made available to WorldCom prior to the execution of this Agreement complete and correct copies of its Restated Certificate of Incorporation and By-laws, as amended to date.

          (b)  Subsidiaries.  Exhibit 21 to SkyTel's Annual Report on Form 10-K
               -------------
for the fiscal year ended December 31, 1998 (the "SkyTel 1998 10-K"), sets forth each Significant Subsidiary of SkyTel as of the date hereof. All the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary of SkyTel have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by SkyTel, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Except for the capital stock or other ownership interests of its Subsidiaries, as of the date hereof, SkyTel does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

          (c)  Capital Structure.  The authorized capital stock of SkyTel
               ------------------
consists of 125,000,000 shares of capital stock consisting of: (1) 100,000,000 shares of SkyTel Common Stock and (2) 25,000,000 shares of preferred stock, par value $.01 per share (the "SkyTel Preferred Stock"), of which (A) 3,750,000 shares have been designated as Convertible Exchangeable Preferred Stock and (B) 750,000 shares have been designated as Series C Junior Participating Preferred Stock (the "Series C Preferred Stock"). At the close of business on May 26, 1999, (i) 60,180,404 shares of SkyTel Common Stock were issued and outstanding;
(ii) no shares of SkyTel Common Stock were held by SkyTel in its treasury; (iii) 3,750,000 shares of Convertible Exchangeable Preferred Stock were issued and outstanding; (iv) 750,000 shares of Series C Preferred Stock were reserved for issuance in connection with the rights (the "Rights") to purchase shares of Series C Preferred Stock issued pursuant to the Rights Agreement dated as of July 26, 1989, between SkyTel and NCNB Texas National Bank (the "Rights Agreement"); (v) no other shares of SkyTel Preferred Stock were issued and outstanding; (vi) 409,500 shares of SkyTel Common Stock were reserved for issuance pursuant to warrants and other similar rights to purchase SkyTel Common Stock (the "Warrants"); (vii) 3,136,444 shares of SkyTel Common Stock were reserved for issuance pursuant to the 1990 Executive Incentive Plan, the 1988 Executive Plan, the 1998 Outside Directors' Stock Option Plan, the 1993 Employee Stock Purchase Plan, the Long-Term Management Incentive Plan and grants of options made to individual employees (such plans and arrangements, collectively, the "SkyTel Stock Plans") (of which 1,204,269 shares of SkyTel Common Stock are subject to outstanding

SkyTel Stock Options (as defined below)); and (viii) 4,280,867 shares of SkyTel Common Stock were reserved for issuance upon conversion of (A) the Convertible Exchangeable Preferred Stock, (B) SkyTel's 6.75% Convertible Subordinate Debentures due 2002 (the "Convertible Debentures") and (C) the Mtel Latin America, L.P. common stock. There are no stock appreciation rights or other rights (other than SkyTel Stock Options and Warrants) to receive shares of SkyTel Common Stock on a deferred basis granted under SkyTel Stock Plans or otherwise. SkyTel has delivered to WorldCom a complete and correct list, as of May 26, 1999, of the number of shares of SkyTel Common Stock subject to outstanding stock options or other rights to purchase or receive SkyTel Common Stock granted under (i) SkyTel Stock Plans (collectively, "SkyTel Stock Options") and (ii) the Warrants, and the exercise prices thereof. As of the date of this Agreement, other than the Convertible Debentures, no bonds, debentures, notes or other indebtedness of SkyTel having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of SkyTel may vote are issued or outstanding. All outstanding shares of capital stock of SkyTel are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this
Section 3.01(c) (including pursuant to the conversion or exercise of the securities referred to above), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of SkyTel, (B) any securities of SkyTel or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, SkyTel or any of its Subsidiaries, (C) any warrants, calls, options or other rights to acquire from SkyTel or any Subsidiary of SkyTel, and no obligation of SkyTel or any Subsidiary of SkyTel to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities of, or other ownership interests in, SkyTel or any of its Subsidiaries and (y) as of the close of business on May 26, 1999, there are not any outstanding obligations of SkyTel or any Subsidiary of SkyTel to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. SkyTel is not a party to any voting agreement with respect to the voting of any such securities.

          (d)  Authority; Noncontravention.  SkyTel has the requisite corporate
               ----------------------------
power and authority to enter into this Agreement and, subject to receipt of SkyTel Stockholder Approval, to consummate the transactions contemplated by this Agreement. SkyTel has the requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreement by SkyTel and the consummation by SkyTel of the transactions contemplated by this Agreement and the Option Agreement have been duly authorized by all necessary corporate action on the part of SkyTel, subject, in the case of the Merger, to receipt of SkyTel Stockholder Approval. This Agreement and the Option Agreement have been duly executed and delivered by SkyTel and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitute the valid and binding obligations of SkyTel, enforceable against SkyTel in accordance with their terms. The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of SkyTel or any of its Subsidiaries under, (i) the Restated Certificate of Incorporation or By-laws of SkyTel or the comparable organizational documents of any of its Subsidiaries,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to SkyTel or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SkyTel or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SkyTel. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a

"Governmental Entity") is required by or with respect to SkyTel or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreement by SkyTel or the consummation by SkyTel of the Merger or the other transactions contemplated by this Agreement or the Option Agreement, except for (1) the filing of a premerger notification and report form by SkyTel under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any applicable filings and approvals under similar foreign antitrust or competition laws and regulations; (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to SkyTel Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the "SkyTel Proxy Statement"), and (B) such reports under
Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Option Agreement and the transactions contemplated by this Agreement or the Option Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which SkyTel is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) filings with and approvals of the Federal Communications Commission (the "FCC") as required under the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations promulgated thereunder; (5) such filings with and approvals of Nasdaq to permit the shares of SkyTel Common Stock that are to be issued pursuant to the Option Agreement to be traded on Nasdaq; (6) filings with and approvals of any state public service commissions ("PUCs"), foreign telecommunications regulatory agencies or similar regulatory bodies as required by applicable statutes, laws, rules, ordinances and regulations; and (7) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on SkyTel.

          (e)  SEC Documents; Undisclosed Liabilities.  SkyTel has filed all
               ---------------------------------------
required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998 (collectively, the "SkyTel SEC Documents"). As of their respective dates, SkyTel SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SkyTel SEC Documents, and none of SkyTel SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SkyTel SEC Document has been revised or superseded by a later filed SkyTel SEC Document, none of SkyTel SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of SkyTel included in SkyTel SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (the "Accounting Rules"), have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the Accounting Rules) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of SkyTel and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements, in the notes thereto or elsewhere in SkyTel Filed SEC Documents or as expressly permitted by Section 5.07(d) or (ii) for liabilities incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby, neither SkyTel nor any of its Subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on SkyTel.

          (f)  Information Supplied.  None of the information supplied or to be
               ---------------------
supplied by SkyTel specifically for inclusion or incorporation by reference in
(i) the registration statement on Form S-4 to be filed with the SEC by WorldCom in connection with the issuance of WorldCom Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the SkyTel Proxy Statement will, at the date it is first mailed to Skytel's stockholders or at the time of the SkyTel Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. SkyTel Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by SkyTel with respect to statements made or incorporated by reference in SkyTel Proxy Statement based on information supplied by WorldCom or Sub specifically for inclusion or incorporation by reference in SkyTel Proxy Statement.

          (g)  Absence of Certain Changes or Events.  Except for liabilities
               -------------------------------------
incurred in connection with or expressly permitted by this Agreement and the Option Agreement and except as disclosed in SkyTel SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "SkyTel Filed SEC Documents"), since December 31, 1998, SkyTel and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been (1) any Material Adverse Change in SkyTel, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of SkyTel's capital stock, except for dividends or other distributions declared, set aside or paid by SkyTel as required by and in accordance with the respective terms of such capital stock as of the date hereof, (3) any split, combination or reclassification of any of SkyTel's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of SkyTel's capital stock, (4) (A) any granting by SkyTel or any of its Subsidiaries to any current or former director, executive officer or other employee of SkyTel or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in SkyTel Filed SEC Documents, (B) any granting by SkyTel or any of its Subsidiaries to any such current or former director, executive officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements in SkyTel Filed SEC Documents or as expressly permitted by Section 5.07(d), (C) any entry by SkyTel or any of its Subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or domestic employee, or (D) any amendment to, or modification of, any SkyTel Stock Option or Warrant, (5) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on SkyTel, (6) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by SkyTel or any of its Subsidiaries materially affecting the consolidated financial position or results of operations of SkyTel or (7) any tax election or any settlement or compromise of any income tax liability that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on SkyTel.

          (h)  Litigation.  There is no suit, action, proceeding, claim,
               -----------
grievance or investigation pending or, to the Knowledge of SkyTel, threatened against or affecting SkyTel or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on SkyTel nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against SkyTel or any of its Subsidiaries having, or that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SkyTel.

          (i)  Compliance with Applicable Laws.  SkyTel and its Subsidiaries
               --------------------------------
hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of SkyTel and its Subsidiaries taken as a whole (the "SkyTel Permits"), except where the failure to have any such SkyTel Permits individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on SkyTel. SkyTel and its Subsidiaries are in compliance with the terms of SkyTel Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on SkyTel. The Merger, in and of itself, would not cause the revocation or cancelation of any SkyTel Permit that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on SkyTel.

          (j)  Contracts.  Neither SkyTel nor any of its Subsidiaries is in
               ----------
violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SkyTel. Since December 31, 1998, none of SkyTel or its Subsidiaries has entered into any contract, agreement, obligation, commitment, arrangement or understanding with any Affiliate of SkyTel that would have been required to be filed as an exhibit to SkyTel 1998 10-K had SkyTel been a party thereto as of December 31, 1998. Neither SkyTel nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of SkyTel and its Subsidiaries, taken as a whole, is conducted.

          (k)  Absence of Changes in Benefit Plans.  Except as expressly
               ------------------------------------
permitted by this Agreement, since the date of the most recent audited financial statements included in SkyTel Filed SEC Documents, there has not been (i) any adoption or amendment in any material respect by SkyTel or any of its Subsidiaries of any employment agreement with any director, officer or domestic employee of SkyTel or any of its Subsidiaries or of any collective bargaining agreement or (ii) any adoption or material amendment of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding providing compensation or benefits to any current or former employee, officer or director of SkyTel or any of its Subsidiaries (collectively, the "SkyTel Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any SkyTel pension plans, or any material change in the manner in which contributions to any SkyTel pension plans are made or the basis on which such contributions are determined.

          (l)  ERISA Compliance.  (i)  With respect to SkyTel Benefit Plans, no
               -----------------
liability has been incurred and to
the Knowledge of SkyTel there exists no condition or circumstances in connection with which SkyTel or any of its Subsidiaries could be subject to any liability that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on SkyTel under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

          (ii) Each SkyTel Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any SkyTel Benefit Plan that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SkyTel. SkyTel, its Subsidiaries and all SkyTel Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SkyTel.

          (iii) None of SkyTel or any of its Subsidiaries sponsors or contributes to any SkyTel Benefit Plan that is subject to Title IV of ERISA.

          (iv) SkyTel and its Subsidiaries are in compliance with all Federal, state, local and foreign requirements regarding employment, except for any failures to comply that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SkyTel. Neither SkyTel nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by SkyTel or any of its Subsidiaries in the United States and as of the date of this Agreement no such collective bargaining agreement is being negotiated by SkyTel or any of its Subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against SkyTel or any of its Subsidiaries pending or, to the Knowledge of SkyTel, threatened which may interfere with the respective business activities of SkyTel or any of its Subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on SkyTel. As of the date of this Agreement, to the Knowledge of SkyTel, none of SkyTel, any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of SkyTel or any of its Subsidiaries, and there is no action, charge or complaint against SkyTel or any of its Subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, in each case except where such practices, actions, charges or complaints, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on SkyTel.

          (v) Except as a result of items expressly permitted by Section 5.07(d), no employee of SkyTel or its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any SkyTel Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreement. Except as a result of items expressly permitted by Section 5.07(d), no amount payable, or economic benefit provided, by SkyTel or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code. Except as a result of items expressly permitted by Section 5.07(d), no person is entitled to receive any additional payment from SkyTel or its Subsidiaries or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999 of the Code is imposed on such person.

          (m)  Taxes.  (i)  Each of SkyTel and its Subsidiaries has filed or has
               ------
caused to be filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SkyTel. SkyTel and each of its Subsidiaries has paid or caused to be paid (or SkyTel has paid on its behalf) all taxes shown as due on such returns and reports, and the most recent financial statements contained in SkyTel Filed SEC Documents reflect an adequate reserve for all taxes payable by SkyTel and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed in writing against SkyTel or any of its Subsidiaries or any SkyTel Consolidated Group that are not adequately reserved for, except for deficiencies that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SkyTel. The Federal income tax returns of SkyTel and its

Subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations.

          (iii) Neither SkyTel nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (iv) No deduction of any amount that would otherwise be deductible with respect to tax periods ending on or before the Effective Time could be disallowed under Section 162(m) of the Code, except any disallowances under
Section 162(m) of the Code that alone or with other such disallowances are not reasonably likely to have a Material Adverse Effect on SkyTel.

          (v) Neither SkyTel nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (vi) Neither SkyTel nor any of its Subsidiaries is a "United States real property holding company" within the meaning of Section 897(c)(2) of the Code.

          (vii) Schedule 3.01(m)(1) sets forth a complete schedule of each SkyTel Consolidated Group of which SkyTel is or has been a member during the last six years. Such schedule sets forth the names of all members of each such SkyTel Consolidated Group and the periods during which SkyTel or any of its Subsidiaries is or has been a member.

          (viii) Schedule 3.01(m)(2) sets forth a complete schedule of all States in which SkyTel has "nexus" for state tax law purposes.

          (ix) As used in this Agreement (1) "taxes" shall include all (x) Federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y) and (2) "SkyTel Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code, in which SkyTel (or any Subsidiary of SkyTel) is or has ever been a member.

          (n)  Voting Requirements.  The affirmative vote of the holders of a
               --------------------
majority of the voting power of all outstanding shares of SkyTel Common Stock at SkyTel Stockholders Meeting to adopt this Agreement (the "SkyTel Stockholder Approval") is the only vote of the holders of any class or series of SkyTel's capital stock necessary to approve and adopt this Agreement, the Option Agreement and the transactions contemplated hereby or thereby.

          (o)  State Takeover Statutes.  The Board of Directors of SkyTel
               ------------------------
(including the disinterested directors thereof) has unanimously approved the terms of this Agreement and the Option Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement and such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement and the Option Agreement by SkyTel Board of Directors under the provisions of Section 203 of the DGCL and represents all the action necessary to ensure that such Section 203 does not apply to WorldCom in connection with the Merger and the other transactions contemplated by this Agreement and the Option Agreement. To the Knowledge of SkyTel, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby and by the Option Agreement.

          (p)  Accounting Matters.  Neither SkyTel nor any of its Affiliates has
               -------------------
taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests transaction.

          (q)  Brokers.  No broker, investment banker, financial advisor or
               --------
other person, other than Warburg Dillon Read LLC, the fees, commissions and expenses of which will be paid by SkyTel, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of SkyTel. SkyTel has furnished to WorldCom true and complete copies of all agreements under which any such fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees, commissions or expenses are payable.

          (r)  Opinion of Financial Advisor.  SkyTel has received the opinion of
               -----------------------------
Warburg Dillon Read LLC, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the stockholders of SkyTel (other than WorldCom and its Affiliates), a signed copy of which has been or promptly will be delivered to WorldCom.

          (s)  Intellectual Property; Year 2000.  (i)  SkyTel and its
               ---------------------------------
Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights") used in the business of SkyTel and its Subsidiaries, except for such Intellectual Property Rights the failure of which to own, license or otherwise have the right to use is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on SkyTel.

          (ii) To the Knowledge of SkyTel, neither SkyTel nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other person, except for any such interference, infringement, misappropriation or other conflict which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on SkyTel. Neither SkyTel nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that SkyTel or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) which has not been settled or otherwise fully resolved, except with respect to any such interference, infringement, misappropriation or other conflict which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on SkyTel. To SkyTel's Knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of SkyTel or any of its Subsidiaries, except for any such interference, infringement, misappropriation or other conflict which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on SkyTel.

          (iii) The disclosure set forth in SkyTel 1998 10-K under the heading "Year 2000 Readiness" was true and correct in all material respects on the date thereof and is true and correct in all material respects as if made as of the date hereof.

          (iv) As of the Closing Date, SkyTel and its Subsidiaries are Year 2000 Compliant and SkyTel and its Subsidiaries have no Knowledge that their respective suppliers are not Year 2000 Compliant, except, in each case, for such failures to be Year 2000 Compliant that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on SkyTel. The term "Year 2000 Compliant", with respect to a computer system or software program, means that such computer system or program: (i) is capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000; (ii) has the ability to provide date recognition for any data element without limitation;
(iii) has the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000; (iv) has the ability to interpret data, dates and time correctly into and beyond the year 2000; (v) has the ability not to produce noncompliance in existing data, nor otherwise corrupt such data, into and beyond the year 2000; (vi) has the ability to process correctly after January 1, 2000, data containing dates and times before that date; and (vii) has the ability to recognize all "leap year" dates, including February 29, 2000.

          (t)   Rights Agreement.  SkyTel has amended the Rights Agreement to
                -----------------
provide that neither WorldCom nor Sub shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) and the Distribution Date or Share Acquisition Date (each as defined in the Rights Agreement) shall not be deemed to occur and that the Rights will not become separable, distributable, unredeemable or exercisable as a result of entering into this Agreement, the Option Agreement or consummating the Merger and/or the other transactions contemplated hereby or thereby.

          SECTION 3.02.  Representations and Warranties of WorldCom and Sub.
                         ---------------------------------------------------
Except as expressly disclosed in the WorldCom Filed SEC Documents, WorldCom and Sub represent and warrant to SkyTel as follows:

          (a)  Organization, Standing and Corporate Power.  Each of WorldCom,
               -------------------------------------------
Sub and their Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on WorldCom. Each of WorldCom and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on WorldCom. WorldCom has made available to SkyTel prior to the execution of this Agreement complete and correct copies of its articles of incorporation and by-laws, in each case as amended to date.

          (b)  Capital Structure.  (i)  As of the date hereof, the authorized
               ------------------
capital stock of WorldCom consists of 5,000,000,000 shares of WorldCom Common Stock, and 50,000,000 shares of preferred stock, par value $.01 per share, of which 94,992 shares have been designated as Series A 8% Cumulative Convertible Preferred Stock (the "WorldCom Series A Preferred"), 15,000,000 shares have been designated as Series B Convertible Preferred Stock (the "WorldCom Series B Preferred") and 5,000,000 shares have been designated as Series 3 Junior Participating Preferred Stock (the "WorldCom Series 3 Preferred" and, together with the WorldCom Series A Preferred and WorldCom Series B Preferred, the "WorldCom Preferred Stock"). As of May 26, 1999, (i) 1,866,687,349 shares of WorldCom Common Stock were issued and outstanding, (ii) 4,510,211 shares of WorldCom Common Stock were held by WorldCom in its treasury, (iii) no shares of the WorldCom Series A Preferred were issued and outstanding, (iv) 11,483,357 shares of WorldCom Series B Preferred were issued and outstanding, (v) no shares of WorldCom Series 3 Preferred were issued and outstanding, (vi) no other shares of WorldCom Preferred Stock were issued and outstanding,

(vii) 1,030,710 shares of WorldCom Common Stock were reserved for issuance pursuant to warrants to purchase WorldCom Common Stock (the "WorldCom Warrants"), (viii) 1,511,471 shares of WorldCom Common Stock were reserved for issuance as incentive stock units, (ix) 384,417,585 shares of WorldCom Common Stock were reserved for issuance pursuant to WorldCom's stock option plans (such plans, collectively, the "WorldCom Stock Plans") (of which 235,211,976 are subject to outstanding WorldCom Stock Options (as defined below)) and (x) 1,118,611 shares of WorldCom Common Stock were reserved for issuance upon conversion of the WorldCom Preferred Stock. There are no rights (other than outstanding stock options or other rights to purchase or receive WorldCom Common Stock granted under the WorldCom Stock Plans (collectively, the "WorldCom Stock Options")) to receive shares of WorldCom Common Stock on a deferred basis granted under the WorldCom Stock Plans or otherwise. As of May 26, 1999, no bonds, debentures, notes or other indebtedness of WorldCom having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of WorldCom may vote are issued or outstanding. All outstanding shares of capital stock of WorldCom are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.02(b) (including pursuant to the conversion or exercise of the securities referred to above), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of WorldCom, (B) any securities of WorldCom or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, WorldCom or any of its Subsidiaries, (C) any warrants, calls, options or other rights to acquire from WorldCom or any Subsidiary of WorldCom, and no obligation of WorldCom or any Subsidiary of WorldCom to issue, any capital stock or other voting securities of, or other ownership interests in any securities convertible into or exchangeable or exercisable for capital stock or other voting securities of WorldCom or any of its Subsidiaries and (y) as of May 26, 1999, there are not any outstanding obligations of WorldCom or any Subsidiary of WorldCom to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. WorldCom is not a party to any voting agreement with respect to the voting of any such securities.

          (ii) The authorized capital stock of Sub consists of 20,000 shares of common stock, par value $0.01 per share ("Sub Common Stock"). There are issued and outstanding 1,000 shares of Sub Common Stock. All such shares are owned by WorldCom. Sub does not have issued or outstanding any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Sub to issue, transfer or sell any shares of Sub Common Stock. Sub does not have any bonds, debentures, notes or other indebtedness outstanding.

          (c)  Authority; Noncontravention.  Each of WorldCom and Sub has the
               ----------------------------
requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. WorldCom has all requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by WorldCom and Sub and of the Option Agreement by WorldCom and the consummation by WorldCom and Sub of the transactions contemplated by this Agreement and by WorldCom of the transactions contemplated by the Option Agreement have been duly authorized by all necessary corporate action on the part of WorldCom and Sub, as applicable. This Agreement has been duly executed and delivered by WorldCom and Sub and, assuming the due authorization, execution and delivery by SkyTel, constitutes a valid and binding obligation of WorldCom and Sub, enforceable against each of them in accordance with its terms. The Option Agreement has been duly executed and delivered by WorldCom, and, assuming the due authorization, execution and delivery by SkyTel, constitutes a valid and binding obligation of WorldCom, enforceable against WorldCom in accordance with its terms. The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of WorldCom or Sub or any of WorldCom's other Subsidiaries under, (i) the articles or certificate of incorporation or by-laws of WorldCom or Sub or the comparable organizational documents of any of WorldCom's other Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to WorldCom or

Sub or any of WorldCom's other Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WorldCom or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses
(ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on WorldCom. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to WorldCom or Sub or any of WorldCom's other Subsidiaries in connection with the execution and delivery of this Agreement by WorldCom and Sub or the execution and delivery of the Option Agreement by WorldCom or the consummation by WorldCom and Sub of the transactions contemplated by this Agreement or the consummation by WorldCom of the transactions contemplated by the Option Agreement, except for (1) the filing of a premerger notification and report form by WorldCom under the HSR Act and any applicable filings and approvals under similar foreign antitrust or competition laws and regulations; (2) the filing with the SEC of (A) the Form S-4 and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which WorldCom or Sub is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings with and approvals of Nasdaq to permit the shares of WorldCom Common Stock that are to be issued in the Merger to be traded on Nasdaq; (5) filings with and approvals of the FCC as required under the Communications Act and any rules and regulations promulgated thereunder; (6) filings with and approvals of any PUCs, foreign telecommunications regulatory agencies or similar regulatory bodies as required by applicable statutes, laws, ordinances, rules and regulations; and (7) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on WorldCom.

          (d)  SEC Documents; Undisclosed Liabilities.  WorldCom has filed all
               ---------------------------------------
required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998 (collectively, the "WorldCom SEC Documents"). As of their respective dates, the WorldCom SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such WorldCom SEC Documents, and none of the WorldCom SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any WorldCom SEC Document has been revised or superseded by a later filed WorldCom SEC Document, none of the WorldCom SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of WorldCom included in the WorldCom SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with the Accounting Rules, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Accounting Rules) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of WorldCom and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements, in the notes thereto or elsewhere in the WorldCom Filed SEC Documents or (ii) for liabilities incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby, neither WorldCom nor any of its Subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on WorldCom.

          (e)  Information Supplied.  None of the information supplied or to be
               ---------------------
supplied by WorldCom specifically for inclusion or incorporation by reference in
(i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the SkyTel Proxy Statement will, at the date it is first mailed to SkyTel's stockholders or at the time of the SkyTel Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by WorldCom with respect to statements made or incorporated by reference in the Form S-4 based on information supplied by SkyTel specifically for inclusion or incorporation by reference in the Form S-4.

          (f)  Absence of Certain Changes or Events.  Except for liabilities
               -------------------------------------
incurred in connection with or expressly permitted by this Agreement or the Option Agreement and except as disclosed in the WorldCom SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "WorldCom Filed SEC Documents"), since December 31, 1998, WorldCom and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been (1) any Material Adverse Change in WorldCom, (2) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by WorldCom or any of its Subsidiaries materially affecting the consolidated financial position or results of operations of WorldCom or (3) any tax election that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of WorldCom or any of its Subsidiaries or any settlement or compromise of any material income tax liability.

          (g)  Litigation.  There is no suit, action, proceeding or
               -----------
investigation pending or, to the Knowledge of WorldCom, threatened against or affecting WorldCom or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on WorldCom nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against WorldCom or any of its Subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WorldCom.

          (h   Compliance with Applicable Laws.  WorldCom and its Subsidiaries
               --------------------------------
hold all permits, licenses, variances,
exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of WorldCom and its Subsidiaries taken as a whole (the "WorldCom Permits") except where the failure to have any such WorldCom Permits individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on WorldCom. WorldCom and its Subsidiaries are in compliance with the terms of the WorldCom Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on WorldCom.

          (i)   Taxes.  (i)  Each of WorldCom and its Subsidiaries and each
                ------
WorldCom Consolidated Group has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on WorldCom. WorldCom and each of its Subsidiaries has paid or caused to be paid (or WorldCom has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the WorldCom Filed SEC Documents reflect an adequate reserve for all taxes payable by WorldCom and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have been proposed, asserted or assessed in writing against WorldCom or any of its Subsidiaries or any WorldCom Consolidated Group that are not adequately reserved for, except for deficiencies that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on WorldCom.

          (iii) Neither WorldCom nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (iv) Neither WorldCom nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the

Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (v) As used in this Agreement, "WorldCom Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code that WorldCom (or any Subsidiary of WorldCom) is or has ever been a member or any group of corporations with which WorldCom files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return.

          (j)  Voting Requirements.  No vote of the holders of shares of
               --------------------
WorldCom Common Stock or any other class or series of capital stock of WorldCom is necessary to approve and adopt this Agreement and the Option Agreement and the transactions contemplated hereby and thereby.

          (k)  Accounting Matters.  Neither WorldCom nor any of its Affiliates
               -------------------
has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests transaction.

          (l)  Brokers.  No broker, investment banker, financial advisor or
               --------
other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of WorldCom.

          (m)  Interim Operations of Sub.  Sub was formed solely for the purpose
               -------------------------
of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (n)  Year 2000.  (i) The disclosure set forth in WorldCom's Annual
               ----------
Report on Form 10-K for the fiscal year ended December 31, 1998, under the heading "Year 2000 Readiness Disclosure" was true and correct in all material respects on the date thereof and is true and correct in all material respects as if made as of the date hereof.

          (ii) As of the Closing Date, WorldCom and its Subsidiaries are Year 2000 Compliant and WorldCom and its Subsidiaries have no Knowledge that their respective suppliers are not Year 2000 Compliant, except, in each case, for such failures to be Year 2000 Compliant that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on WorldCom.

          (o)  Ownership of SkyTel Stock.  Neither WorldCom nor Sub (nor any
               --------------------------
other Subsidiary of WorldCom) has acquired or, except as a result of the Merger, will acquire, or has owned in the past three years, any stock of SkyTel.


                                  ARTICLE IV

                   Covenants Relating to Conduct of Business
                   -----------------------------------------

          SECTION 4.01.  Conduct of Business.  (a)  Conduct of Business by
                         --------------------       ----------------------
SkyTel.  Except as set forth in Section 4.01(a) of SkyTel Disclosure Schedule,
-------
as otherwise expressly permitted by this Agreement (including as expressly permitted pursuant to clauses (i) through (xi) of this Section 4.01(a)) or the Option Agreement or as consented to in writing by WorldCom, during the period from the date of this Agreement to the Effective Time, SkyTel shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.01(a) of SkyTel Disclosure Schedule, as otherwise expressly permitted by this Agreement or the Option Agreement, as required by applicable law or a Governmental Entity or as consented to in writing by WorldCom, SkyTel shall not, and shall not permit any of its Subsidiaries to:

          (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of SkyTel to its parent, dividends and distributions by SkyTel's other Subsidiaries, of which SkyTel receives its proportionate share, and dividends and distributions declared, set aside or paid by SkyTel as required by and in accordance with the respective terms of its capital stock as of the date hereof, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of SkyTel or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than the purchase, redemption or other acquisition of SkyTel Stock Options as required by and in accordance with the respective terms of SkyTel Stock Plans as in effect on the date hereof);

          (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (v) the issuance of SkyTel Stock Options representing in the aggregate not more than 50,000 shares of SkyTel Common Stock granted in the ordinary course of business, consistent with past practice, to new employees of SkyTel, (w) in accordance with the Rights Agreement, (x) the issuance of shares of SkyTel Common Stock upon the exercise of SkyTel Stock Options as of the date hereof in accordance with their terms on the date hereof, (y) the issuance of shares of SkyTel Common Stock upon the conversion of Convertible Exchangeable Preferred Stock outstanding as of the date hereof in accordance with their terms on the date hereof or (z) the issuance of shares of SkyTel Common Stock pursuant to the Option Agreement);

          (iii) amend SkyTel's Restated Certificate of Incorporation, By-laws or other comparable organizational documents;

          (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, other than purchases of raw materials or supplies in the ordinary course of business consistent with past practice; provided, however, that this paragraph (iv) shall not prohibit
               --------  -------
     (x) any merger or consolidation of a direct or indirect wholly owned Subsidiary of SkyTel with and into SkyTel or another direct or indirect wholly owned Subsidiary of SkyTel, (y) the sale of a substantial portion of the assets of a direct or indirect wholly owned Subsidiary of SkyTel to SkyTel or another direct or indirect wholly owned Subsidiary of SkyTel or (z) the creation of new, wholly owned Subsidiaries of SkyTel organized to conduct or continue activities expressly permitted under this Agreement;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than (A) sales or licenses of finished goods and services in the ordinary course of business consistent with past practice or (B) sales of any properties or assets of a direct or indirect wholly owned Subsidiary of SkyTel to SkyTel or another direct or indirect wholly owned Subsidiary of SkyTel;

          (vi (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of SkyTel or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (w) borrowings under the Credit, Security Guaranty and Pledge Agreement dated as of December 21, 1995, as in effect as of the date hereof, among SkyTel, STC certain Subsidiaries of SkyTel, The Chase Manhattan Bank, Credit Lyonnais and JP Morgan Securities, Inc., (x) borrowings under the Credit Agreement dated December 31, 1998, as in effect as of the date hereof, between Mtel Latin America, Inc. and Credit Lyonnais New York Branch, (y) short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice and (z) intercompany indebtedness between SkyTel and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries, or (B) make any loans, advances or capital contributions to, or investments in, any other person;

          (vii) make or agree to make any new capital expenditure or expenditures, other than as set forth in SkyTel's operating budgets for the fiscal years ending December 31, 1999 and 2000, in each case in the form provided to WorldCom on or prior to the date hereof;

          (viii) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with its terms, of any liability recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of SkyTel included in SkyTel Filed SEC Documents or incurred since the date of such financial statements for an amount in cash not to exceed the amount of the specific reserve in respect of such claim, liability, obligation or litigation included in such financial statements plus $5,000,000 in the aggregate for all such claims, liabilities, obligations or litigation, or waive the benefits of, or agree to modify in any manner, any standstill or similar agreement to which SkyTel or any of its Subsidiaries is a party;

          (ix) except as required by law or contemplated hereby enter into, adopt or amend in any material respect or terminate any SkyTel Benefit Plan, collective bargaining agreement, employment agreement, deferred compensation agreement, consulting agreement, severance agreement, termination agreement or any other agreement, plan or policy involving SkyTel or its Subsidiaries, and one or more of its directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

          (x) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of SkyTel or its Subsidiaries, or as contemplated hereby or by the terms of any contract the existence of which does not constitute a violation of this Agreement, increase the compensation of any director, officer or other employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person;

          (xi) take any action that would cause the representations and warranties set forth in Section 3.01(g) to no longer be true and correct;

          (xii) authorize, commit or agree to take, any of the foregoing actions; or

          (xiii) make any tax election that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of SkyTel or any of its subsidiaries or settle or compromise any material income tax liability.

          (b)  Other Actions.  Except as required by applicable law or as
               --------------
expressly permitted by this Agreement, SkyTel and WorldCom shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement or the Option Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or
(iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

          (c)  Advice of Changes.  SkyTel and WorldCom shall promptly advise the
               ------------------
other party orally and in writing to the extent it has Knowledge of (i) any representation or warranty made by it (and, in the case of WorldCom, made by
Sub) contained in this Agreement or the Option Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of WorldCom, by Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Option Agreement and (iii) any change or event having, or which is reasonably likely to have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however,
                                                           --------  -------
that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or the Option Agreement.

          SECTION 4.02.  No Solicitation by SkyTel.  (a) SkyTel shall not, nor
                         --------------------------
shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes a Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the date of
                   --------  -------
SkyTel Stockholders Meeting (the "Applicable Period"), the Board of Directors of SkyTel determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to SkyTel's stockholders under applicable law, SkyTel may, in response to a Superior Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 4.02(a), and subject to providing prior written notice of its decision to take such action to WorldCom and compliance with Section 4.02(c), (x) furnish information with respect to SkyTel and its Subsidiaries to any person making such Superior Proposal pursuant to a customary confidentiality agreement (as determined by SkyTel after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Superior Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of SkyTel and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of SkyTel or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of SkyTel or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving SkyTel or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of SkyTel nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to WorldCom, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause SkyTel to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover

Proposal. Notwithstanding the foregoing, during the Applicable Period, in response to a Superior Proposal which was not solicited by SkyTel and which did not otherwise result from a breach of Section 4.02(a), the Board of Directors of SkyTel may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause SkyTel to enter into any Acquisition Agreement with respect to any Superior Proposal), but only at a time that is during the Applicable Period and is after the fifth business day following WorldCom's receipt of written notice (a "Notice of Superior Proposal") advising WorldCom that the Board of Directors of SkyTel is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of SkyTel's Common Stock then outstanding or all or substantially all the assets of SkyTel and otherwise on terms which the Board of Directors of SkyTel determines in its good faith judgment (after consultation with one or more of SkyTel's financial advisors) to be more favorable to SkyTel's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of SkyTel, is reasonably capable of being obtained by such third party.

          (c)  In addition to the obligations of SkyTel set forth in paragraphs
(a) and (b) of this Section 4.02, SkyTel shall immediately advise WorldCom orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. SkyTel will keep WorldCom informed of the status and material details (including amendments or proposed amendments) of any such request or Takeover Proposal.

          (d) Nothing contained in this Section 4.02 shall prohibit SkyTel from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to SkyTel's stockholders (including with respect to the delivery by SkyTel to WorldCom of a Notice of

Superior Proposal) if, in the good faith judgment of the Board of Directors of SkyTel, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that
                                                        --------  -------
neither SkyTel nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.


                                   ARTICLE V

                             Additional Agreements
                             ---------------------

          SECTION 5.01.  Preparation of the Form S-4 and SkyTel Proxy Statement;
                         -------------------------------------------------------
SkyTel Stockholders Meeting.  (a) As soon as practicable following the date of
----------------------------
this Agreement, SkyTel and WorldCom shall prepare and SkyTel shall file with the SEC SkyTel Proxy Statement and WorldCom shall prepare and file with the SEC the Form S-4, in which SkyTel Proxy Statement will be included as a prospectus.
Each of SkyTel and WorldCom shall use reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to complete the Merger. SkyTel will use all reasonable efforts to cause SkyTel Proxy Statement to be mailed to SkyTel's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. WorldCom shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of WorldCom Common Stock in the Merger and SkyTel shall furnish all information concerning SkyTel and the holders of capital stock of SkyTel as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Form S-4 will be made by WorldCom, or SkyTel Proxy Statement will be made by SkyTel, without providing the other party a reasonable opportunity to review and comment thereon. WorldCom will advise SkyTel, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the WorldCom Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to SkyTel copies of all correspondence and filings with the SEC with respect to the Form S-4. SkyTel will inform WorldCom, promptly after it receives notice thereof, of any request by the SEC for the amendment of SkyTel Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to WorldCom copies of all correspondence and filings with the SEC with respect to SkyTel Proxy Statement. If at any time prior to the Effective Time any information relating to SkyTel or WorldCom, or any of their respective Affiliates, officers or directors, should be discovered by SkyTel or WorldCom which should be set forth in an amendment or supplement to any of the Form S-4 or SkyTel Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of SkyTel. No amendment or supplement to the information supplied by SkyTel for inclusion in the Form S-4 shall be made without the approval of SkyTel, which approval shall not be unreasonably withheld or delayed. For purposes of Sections 5.01, 3.01(f) and 3.02(e), information concerning or related to WorldCom and Sub will be deemed to have been provided by WorldCom and information concerning or related to SkyTel, its Subsidiaries or SkyTel Stockholders Meeting will be deemed to have been provided by SkyTel.

          (b) SkyTel will, as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "SkyTel Stockholders Meeting") for the purpose of obtaining SkyTel Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Sections 4.02(b) and 7.01, SkyTel agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to SkyTel of any Takeover Proposal.

          SECTION 5.02.  Letters of SkyTel's Accountants.  (a) SkyTel shall use
                         --------------------------------
reasonable efforts to cause to be delivered to WorldCom two letters from SkyTel's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to WorldCom, in form and substance reasonably satisfactory to WorldCom and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (b) SkyTel shall provide reasonable cooperation to each of its independent accountants and WorldCom's independent accountants to enable them to issue the letters referred to in Section 6.01(g) and shall use reasonable efforts to cause them to do so.

          SECTION 5.03.  Letters of WorldCom's Accountants.  (a) WorldCom shall
                         ----------------------------------
use reasonable efforts to cause to be delivered to SkyTel two letters from WorldCom's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to SkyTel, in form and substance reasonably satisfactory to SkyTel and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

          (b) WorldCom shall provide reasonable cooperation to each of its independent accountants and SkyTel's independent accountants to enable them to issue the letters referred to in Section 6.01(g) and shall use reasonable efforts to cause them to do so.

          SECTION 5.04.  Access to Information; Confidentiality.  Subject to the
                         ---------------------------------------
existing confidentiality agreement between WorldCom and SkyTel (the "Confidentiality Agreement"), upon reasonable notice, each of WorldCom and SkyTel shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of SkyTel and WorldCom shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Neither WorldCom nor SkyTel shall be required to provide access to or disclose information where such access or disclosure would contravene any applicable law, rule, regulation, order or decree or would, with respect to any pending matter, result in a waiver of the attorney-client privilege or the protection afforded attorney work-product. WorldCom and SkyTel shall use reasonable efforts to obtain from third parties any consents or waivers of confidentiality restrictions with respect to any such information being provided by it. No review pursuant to this Section 5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of SkyTel and WorldCom will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

          SECTION 5.05.  Reasonable Best Efforts.  Upon the terms and subject to
                         ------------------------
the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Option Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Option Agreement. In connection with and without limiting the foregoing, SkyTel and its Board of Directors shall (1) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Option Agreement, the Merger or any of the other transactions contemplated by this Agreement and the Option Agreement and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Option Agreement, the Merger or any other transactions contemplated by this Agreement or the Option Agreement, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Option Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement. Nothing in this Agreement shall be deemed to require WorldCom to agree to, or proffer to, divest or hold separate any assets or any portion of any business of WorldCom, SkyTel or any of their respective Subsidiaries if the Board of Directors of WorldCom determines that so doing would materially impair the benefit intended to be obtained by WorldCom in the Merger. Without limiting the generality of the foregoing, SkyTel shall give WorldCom the opportunity to participate in the defense of any litigation against SkyTel and/or its directors relating to the transactions contemplated by this Agreement and the Option Agreement. This Section 5.05 shall be deemed not to have been breached by SkyTel as a result of any action taken by SkyTel with respect to a Superior Proposal that is expressly permitted under Section 4.02.

          SECTION 5.06.  SkyTel Stock Options; Warrants.  (a)  As soon as
                         -------------------------------
practicable following the date of this Agreement, the Board of Directors of SkyTel (or, if appropriate, any committee administering SkyTel Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding SkyTel Stock Options, whether vested or unvested, as necessary to provide that, at the Effective Time, each

     SkyTel Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under SkyTel Stock Option, the number of shares of WorldCom Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of SkyTel Common Stock subject to such SkyTel Stock Option by the Exchange Ratio, at a price per share of WorldCom Common Stock equal to (A) the aggregate exercise price for the shares of SkyTel Common Stock otherwise purchasable pursuant to such SkyTel Stock Option divided by (B) the aggregate number of shares of WorldCom Common Stock deemed purchasable pursuant to such SkyTel Stock Option (each, as so adjusted, an "Adjusted Option"); provided that such
                                                          --------
     exercise price shall be rounded up to the nearest whole cent; and

          (ii) make such other changes to SkyTel Stock Plans as WorldCom and SkyTel may agree are appropriate to give effect to the Merger.

          (b) The adjustments provided herein with respect to any SkyTel Stock Options to which Section 421(a) of the code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

          (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, each SkyTel Stock Option outstanding at the Effective Time shall be converted into an option relating to WorldCom Common Stock following the Effective Time so as to substitute WorldCom Common Stock for SkyTel Common Stock purchasable thereunder (subject to the adjustments required by this Section 5.06 after giving effect to the Merger). Prior to the Effective Time, WorldCom shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of Nasdaq, obtaining the approval of its shareholders at the next regularly scheduled annual meeting of WorldCom following the Effective
Time) for the conversion of SkyTel Stock Options, including the reservation, issuance and listing of WorldCom Common Stock in a number at least equal to the number of shares of WorldCom Common Stock that will be subject to the Adjusted Options.

          (d) As soon as practicable following the Effective Time, WorldCom shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of

WorldCom Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any unsettled awards granted under SkyTel Stock Plans after the Effective Time, may remain outstanding.

          (e) As soon as practicable after the Effective Time, WorldCom shall deliver to the holders of SkyTel Stock Options appropriate notices setting forth such holders' rights pursuant to the respective SkyTel Stock Plans and the agreements evidencing the grants of such SkyTel Stock Options and that such SkyTel Stock Options and agreements shall be assumed by WorldCom and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

          (f) Except as otherwise expressly provided in this Section 5.06 and except to the extent required under the respective terms of SkyTel Stock Options, all restrictions or limitations on transfer and vesting with respect to SkyTel Stock Options awarded under SkyTel Stock Plans or any other plan, program or arrangement of SkyTel or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by WorldCom as set forth above.

          (g) At the Effective Time, by virtue of the Merger and without the need for any further corporate action, each Warrant outstanding immediately prior to the Effective Time shall be automatically converted into an option or warrant to acquire, on the same terms and conditions as were applicable under such Warrant, the number of shares of WorldCom Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of SkyTel Common Stock subject to such Warrant by the Exchange Ratio, at a price per share of WorldCom Common Stock equal to (A) the aggregate exercise price for the shares of SkyTel Common Stock otherwise purchasable pursuant to such Warrant divided by (B) the aggregate number of shares of WorldCom Common Stock deemed purchasable pursuant to such Warrant; provided, however, that such exercise
                                      --------  -------
price shall be rounded up to the nearest whole cent. SkyTel shall use its reasonable best efforts to cause each Non-Employee Option and Warrant set forth in Section 5.06(g) of SkyTel Disclosure Schedule to be amended prior to the Effective Time so as to comply with this Section 5.06(g).

          SECTION 5.07.  Employee Benefit Plans; Existing Agreements.  (a)
                         -------------------------------------------
Subject to Section 5.07(c), during the six-month period following the Effective Time (the "Transition Period"), WorldCom shall cause the Surviving Corporation to either maintain the benefit programs provided by SkyTel and its Subsidiaries before the Effective Time or replace all or any such programs with programs maintained for similarly situated employees of WorldCom, provided that the
                                                         --------
aggregate level of benefits provided during the Transition Period shall be substantially similar to the aggregate level of benefits provided by SkyTel and its Subsidiaries before the Effective Time. For a period of no less than 18 months after the Transition Period, the Surviving Corporation shall provide, or cause to be provided, benefits to employees of SkyTel and its Subsidiaries that are no less favorable in the aggregate than the aggregate benefits provided to similarly situated employees of WorldCom. To the extent that any plan of WorldCom or any of its Affiliates (a "WorldCom Plan") becomes applicable to any employee or former employee of SkyTel or its Subsidiaries, WorldCom shall grant, or cause to be granted, to such employees or former employees credit for their service with SkyTel and its Subsidiaries (and any of their predecessors) for the purpose of determining eligibility to participate and nonforfeitability of benefits under such WorldCom Plan and for purposes of benefit accrual under vacation and severance pay plans (but only to the extent such service was credited under similar plans of SkyTel and its Subsidiaries).

          (b) With respect to any welfare benefit plan of WorldCom or its Affiliates made available to individuals who immediately prior to the Closing Date were employees of SkyTel or any of its Subsidiaries, WorldCom shall, or shall cause the Surviving Corporation to, waive any waiting periods, pre-existing condition exclusions and actively-at-work requirements to the extent such provisions were inapplicable immediately before such plan was made available and provide that any expenses incurred on or before the date such plan was made available by any such individual or such individual's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

          (c) SkyTel shall take such actions as are necessary to prohibit any additional offerings of SkyTel

Stock Options under the 1993 Employee Stock Purchase Plan after the Effective Time.

          (d) Section 5.07(d) of SkyTel Disclosure Schedule sets forth specific agreements of the parties with respect to employee matters and is incorporated herein by reference.

          SECTION 5.08.  Indemnification, Exculpation and Insurance.  (a)
                         -------------------------------------------
WorldCom and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of SkyTel and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other agreements of SkyTel as in effect on the date hereof shall be assumed by the Surviving Corporation and WorldCom in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, WorldCom shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.08.

          (c) For six years after the Effective Time, WorldCom shall maintain in effect (i) SkyTel's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time covering each person currently covered by SkyTel's directors' and officers' liability insurance policy and (ii) SkyTel's current fiduciary liability insurance policies covering acts or omissions occurring prior to the Effective Time for employees who serve or have served as fiduciaries under or with respect to any SkyTel Benefit Plans, in each case on terms with respect to such coverage and amounts no less favorable than those of each such policy in effect on the date hereof; provided that WorldCom may substitute therefor policies of WorldCom with
        --------
respect to coverage and amount no less favorable to such directors, officers or fiduciaries; provided however, that in no event shall WorldCom be required to
             -------- -------
pay aggregate premiums for insurance under this

Section 5.08(c) in excess of 200% of the amount of the aggregate premiums paid by SkyTel in 1998 on an annualized basis for such purpose, provided that WorldCom shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

          (d) The provisions of this Section 5.08 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          SECTION 5.09.  Fees and Expenses.  (a)  Except as provided in this
                         ------------------
Section 5.09, all fees and expenses incurred in connection with the Merger, this Agreement, the Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of WorldCom and SkyTel shall bear and pay one-half of (1) the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and SkyTel Proxy Statement (including SEC filing fees) and (2) the filing fees for the premerger notification and report forms under the HSR Act.

          (b) In the event that (1) a Takeover Proposal shall have been made to SkyTel or shall have been made directly to the stockholders of SkyTel generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter this Agreement is terminated by either WorldCom or SkyTel pursuant to Section 7.01(b)(i) or (ii) or (2) this Agreement is terminated (x) by SkyTel pursuant to Section 7.01(f) or (y) by WorldCom pursuant to Section 7.01(d), then SkyTel shall promptly, but in no event later than the date of such termination, pay WorldCom a fee equal to $25 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no
                                            --------  -------
Termination Fee shall be payable to WorldCom pursuant to clause (1) of this paragraph (b) or pursuant to a termination by WorldCom pursuant to Section 7.01(d) unless and until within 12 months of such termination SkyTel or any of its Subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (for purposes of the foregoing proviso the term "Takeover Proposal" shall have the meaning set forth in Section 4.02 except that references to "15%" therein shall be deemed to be references to "30%"), in which event the

Termination Fee shall be payable upon the first to occur of such events. SkyTel acknowledges that the agreements contained in this Section 5.09(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, WorldCom would not enter into this Agreement; accordingly, if SkyTel fails promptly to pay the amount due pursuant to this
Section 5.09(b), and, in order to obtain such payment, WorldCom commences a suit which results in a judgment against SkyTel for the fee set forth in this Section 5.09(b), SkyTel shall pay to WorldCom its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of NationsBank, N.A. in effect on the date such payment was required to be made.

          SECTION 5.10.  Public Announcements.  WorldCom and SkyTel will consult
                         ---------------------
with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

          SECTION 5.11.  Affiliates.  As soon as practicable after the date
                         -----------
hereof, SkyTel shall deliver to WorldCom a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of SkyTel, "affiliates" of SkyTel for purposes of Rule 145 under the Securities Act and Topic 2.E., "risk sharing and pooling-of-interests", of the SEC rules and regulations for purposes of qualifying the Merger for pooling of interests accounting treatment. SkyTel shall use reasonable efforts to cause each such person to deliver to WorldCom as of the Closing Date, a written agreement substantially in the form attached as Exhibit B hereto. WorldCom shall use reasonable efforts to cause all persons who are "affiliates" of WorldCom for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit B hereto.

          SECTION 5.12.  Nasdaq Quotation.  WorldCom shall use reasonable
                         -----------------
efforts to cause the WorldCom Common Stock issuable in the Merger to be approved for quotation on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date. WorldCom shall use reasonable efforts to cause the WorldCom Convertible Exchangeable Preferred Stock to be listed on a national securities exchange or approved for quotation on Nasdaq, subject to official notice of issuance, on or prior to the Closing Date.

          SECTION 5.13.  Tax Treatment.  Each of WorldCom and SkyTel shall use
                         --------------
reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.02(c) and 6.03(c), including the execution of the letters of representation referred to therein.

          SECTION 5.14.  Pooling of Interests.  Each of SkyTel and WorldCom
                         ---------------------
shall use reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, and the Option Agreement to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and each of SkyTel and WorldCom agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained.

          SECTION 5.15.  Further Assurances.  SkyTel shall deliver, or shall
                         -------------------
cause to be delivered, if required by the terms of any note, indenture, credit agreement, warrant or other financing instrument or preferred stock, as promptly as possible after the date hereof but in no event less than 15 days prior to the Effective Time, any notice of the Merger or the transactions contemplated by this Agreement.

          SECTION 5.16.  Rights Agreement.  The Board of Directors of SkyTel
                         -----------------
shall take all further action (in addition to that referred to in Section 3.01(t)) reasonably requested in writing by WorldCom in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreement to the extent provided herein. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Option Agreement and except as set forth in Section 4.01(a) of the SkyTel Disclosure Schedule, the Board of Directors of SkyTel shall not, without the consent of WorldCom (a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the rights or any action to facilitate a Takeover Proposal.

          SECTION 5.17.  Transfer Taxes.  All stock transfer, real estate
                         --------------
transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by SkyTel.


                                  ARTICLE VI

                             Conditions Precedent
                             --------------------

          SECTION 6.01.  Conditions to Each Party's Obligation To Effect the
                         ---------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger is subject
-------
to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  SkyTel Stockholder Approval.  SkyTel Stockholder Approval shall
               ----------------------------
have been obtained.

          (b)  HSR Act.  The waiting period (and any extension thereof)
               --------
applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c)  Governmental Approvals.  All consents, approvals or orders of
               -----------------------
authorization of, or actions by the FCC shall have been obtained.

          (d)  No Litigation.  No judgment, order, decree, statute, law,
               --------------
ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on SkyTel or WorldCom, as applicable; provided, however, that each of the parties shall have
                         --------  -------
used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (e)  Form S-4.  The Form S-4 shall have become effective under the
               ---------
Securities Act and shall not be the
subject of any stop order or proceedings seeking a stop order.

          (f)  Nasdaq Quotation.  The shares of WorldCom Common Stock issuable
               -----------------
to SkyTel's stockholders as contemplated by this Agreement shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

          (g)  Pooling Letters.  Each of WorldCom and SkyTel shall have received
               ----------------
letters, dated as of the Closing Date, in each case addressed to WorldCom and SkyTel, from Arthur Andersen LLP stating in substance that pooling of interests accounting is appropriate for the Merger under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

          SECTION 6.02.  Conditions to Obligations of WorldCom and Sub.  The
                         ----------------------------------------------
obligation of WorldCom and Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a)  Representations and Warranties.  The representations and
               -------------------------------
warranties of SkyTel set forth herein qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

          (b)  Performance of Obligations of SkyTel.  SkyTel shall have
               -------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c)  Tax Opinions.  WorldCom shall have received from Cravath,
               -------------
Swaine & Moore, counsel to WorldCom, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and stating that: (i) the Merger will qualify for Federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code and (ii) SkyTel, WorldCom and Sub will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from each of WorldCom and SkyTel in substantially the same form as Exhibits B and C, respectively. The opinion shall be in substantially the same form as Exhibit D.

          SECTION 6.03.  Conditions to Obligations of SkyTel.  The obligation of
                         ------------------------------------
SkyTel to effect the Merger is further subject to satisfaction or waiver of the following conditions:

          (a)  Representations and Warranties.  The representations and
               -------------------------------
warranties of WorldCom and Sub set forth herein qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

          (b)  Performance of Obligations of WorldCom and Sub.  WorldCom and Sub
               -----------------------------------------------
shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (c)  Tax Opinions.  SkyTel shall have received from Jones, Day, Reavis
               -------------
& Pogue, counsel to SkyTel, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and stating that: (i) the Merger will qualify for Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) SkyTel, WorldCom and Sub will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of SkyTel and WorldCom in substantially the same form as Exhibits C and D, respectively. The opinion shall be in substantially the same form as Exhibit E.

          SECTION 6.04.  Frustration of Closing Conditions.  Neither WorldCom,
                         ----------------------------------
Sub nor SkyTel may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.05.

                                  ARTICLE VII

                       Termination, Amendment and Waiver
                       ---------------------------------

          SECTION 7.01.  Termination.  This Agreement may be terminated at any
                         ------------
time prior to the Effective Time, whether before or after SkyTel Stockholder
Approval:

          (a)  by mutual written consent of WorldCom and SkyTel;

          (b)  by either WorldCom or SkyTel:

               (i) if the Merger shall not have been consummated by February 28, 2000; provided, however, that if on such date the condition to the
                    --------  -------
          Closing set forth in Section 6.01(c) shall not have been satisfied, then either WorldCom or SkyTel may cause such date to be extended to May 28, 2000, upon delivery of written notice to the other party; provided further, however, that the right to terminate this Agreement
          -------- -------  -------
          pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

               (ii) if SkyTel Stockholder Approval shall not have been obtained at a SkyTel Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

               (iii) if any Restraint having any of the effects set forth in
          Section 6.01(d) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this
                         --------
          Agreement pursuant to this Section 7.01(b)(iii) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint;

          (c) by WorldCom, if SkyTel shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in
     Section 6.02(a) or (b), and (B) has not been or is incapable of being cured by SkyTel within 30 calendar days after its receipt of written notice from WorldCom;

          (d) by WorldCom, if SkyTel or any of its directors or officers shall participate in discussions or negotiations in breach of Section 4.02;

          (e) by SkyTel, if WorldCom shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in
     Section 6.03(a) or (b), and (B) has not been or is incapable of being cured by WorldCom within 30 calendar days after its receipt of written notice from SkyTel; or

          (f)  by SkyTel in accordance with Section 4.02(b); provided that, in
                                                            --------
     order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, SkyTel shall have complied with all provisions of
     Section 4.02, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 5.09(b).

          SECTION 7.02.  Effect of Termination.  In the event of termination of
                         ----------------------
this Agreement by either SkyTel or WorldCom as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of WorldCom or SkyTel, other than the provisions of
Section 3.01(p), Section 3.02(l), the last sentence of Section 5.04, Section 5.09, this Section 7.02 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.03.  Amendment.  This Agreement may be amended by the
                         ----------
parties at any time before or after SkyTel Stockholder Approval; provided,
                                                                 --------
however, that after any such approval, there shall not be made any amendment
-------
that by law requires further approval by the stockholders of SkyTel or the approval of the shareholders of WorldCom without the further approval of such stockholders or shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 7.04.  Extension; Waiver.  At any time prior to the Effective
                         ------------------
Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.05.  Procedure for Termination, Amendment, Extension or
                         --------------------------------------------------
Waiver.  A termination of this Agreement pursuant to Section 7.01, an amendment
-------
of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require, in the case of WorldCom or SkyTel, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.


                                 ARTICLE VIII

                              General Provisions
                              ------------------

          SECTION 8.01.  Nonsurvival of Representations and  Warranties.  None
                         -----------------------------------------------
of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.02.  Notices.  All notices, requests, claims, demands and
                         --------
other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to WorldCom or Sub, to

               10777 Sunset Office Drive
               Suite 330
               St. Louis, MO 63127

               Telecopy No.: Separately supplied

               Attention:  P. Bruce Borghardt, Esq.

               with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019

               Telecopy No.:  Separately supplied

               Attention:  Robert A. Kindler, Esq.
                           Robert I. Townsend, III, Esq.; and

          (b) if to SkyTel, to

               200 South Lamar Street
               Jackson, MS 39201

               Telecopy No.:  Separately supplied

               Attention: Leonard Kriss, Esq.

               with a copy to:

               Jones, Day, Reavis & Pogue
               599 Lexington Avenue
               New York, NY  10022

               Telecopy No.:  Separately supplied

               Attention:  Robert A. Profusek, Esq.

          SECTION 8.03.  Definitions.  For purposes of this Agreement:
                         ------------

          (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

          (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York;

          (c) "Knowledge" of any person that is not an individual means, with respect to any specific matter, the knowledge of such person's executive officers and other officers having primary responsibility for such matter, in each case obtained in the conduct of their duties in the ordinary course without special inquiry;

          (d) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with SkyTel or WorldCom, any change, effect, event, occurrence or state of facts (i) that is materially adverse to the business, financial condition or results of operations of such party (or the Surviving Corporation when used with respect to SkyTel) and its Subsidiaries, taken as a whole, or (ii) preventing or materially delaying the consummation of the Merger, other than any change, effect, event, occurrence or state of facts (x) relating to the economy in general or (y) relating to the industries in which such party operates in general and not specifically relating to such party;

          (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

          (f) "Significant Subsidiary" means a Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Securities Act; and

          (g) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 8.04.  Interpretation.  When a reference is made in this
                         ---------------
Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Terms used herein that are defined under GAAP are used herein as so defined.

          SECTION 8.05.  Counterparts.  This Agreement may be executed in one or
                         -------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries.  This
                         -----------------------------------------------
Agreement (including the documents and instruments referred to herein), the Option Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.06 and Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 8.07.  Governing Law.  This Agreement shall be governed by,
                         --------------
and construed in accordance with, the
laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          SECTION 8.08.  Assignment.  Neither this Agreement nor any of the
                         -----------
rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.09.  Enforcement.  The parties agree that irreparable damage
                         ------------
would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

          SECTION 8.10.  Severability.  If any term or other provision of this
                         -------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          IN WITNESS WHEREOF, WorldCom, Sub and SkyTel have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              MCI WORLDCOM, INC.,

                                by /s/ Bernard J. Ebbers
                                _____________________________
                                Name: Bernard J. Ebbers
                                Title: President, Chief Executive Officer


                              EMPIRE MERGER INC.,

                                by /s/ Bernard J. Ebbers
                                _____________________________
                                Name: Bernard J. Ebbers
                                Title:

                              SKYTEL COMMUNICATIONS, INC.,

                                by /s/ John T. Stupka
                                _____________________________
                                Name: John T. Stupka
                                Title: President and Chief Executive Officer

                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT

Index of Defined Terms
----------------------


Term                                                                       Page
----                                                                       ----
Accounting Rules........................................................... 14
Acquisition Agreement...................................................... 41
Adjusted Option............................................................ 48
Affiliate.................................................................. 62
Agreement..................................................................  1
Applicable Period.......................................................... 41
Appraisal Shares...........................................................  6
Business Day............................................................... 62
Certificate of Merger......................................................  2
Certificates...............................................................  5
Closing....................................................................  2
Closing Date...............................................................  2
Code.......................................................................  1
Common Stock Merger Consideration..........................................  3
Communications Act......................................................... 13
SkyTel.....................................................................  1
SkyTel Benefit Plans....................................................... 18
SkyTel Common Stock........................................................  1
SkyTel Consolidated Group.................................................. 22
SkyTel Disclosure Schedule.................................................  8
SkyTel Exchange Debentures................................................. 55
SkyTel Filed SEC Documents................................................. 15
SkyTel 1998 10-K...........................................................  9
SkyTel Permits............................................................. 17
SkyTel Preferred Stock.....................................................  9
SkyTel Proxy Statement..................................................... 13
SkyTel SEC Documents....................................................... 14
SkyTel Stock Options....................................................... 10
SkyTel Stock Plans......................................................... 10
SkyTel Stockholder Approval................................................ 22
SkyTel Stockholders Meeting................................................ 44
Confidentiality Agreement.................................................. 45
Convertible Debentures..................................................... 10
Convertible Exchangeable Preferred Stock...................................  9
Preferred Stock Merger
 Consideration.............................................................  4
DGCL.......................................................................  2
Effective Time.............................................................  2
ERISA...................................................................... 18
Exchange Act............................................................... 13
Exchange Agent.............................................................  4
Exchange Ratio.............................................................  3
FCC........................................................................ 13
Form S-4................................................................... 15
GAAP....................................................................... 14
Governmental Entity........................................................ 13
HSR Act.................................................................... 13
Intellectual Property
 Rights.................................................................... 24


Term                                                                       Page
----                                                                       ----
Knowledge.................................................................. 62
Liens......................................................................  9
Material Adverse Change.................................................... 62
Material Adverse Effect.................................................... 63
Merger.....................................................................  1
Merger Consideration.......................................................  3
Nasdaq..................................................................... 13
Notice of Superior
 Proposal.................................................................. 42
Option Agreement...........................................................  4
Parachute Gross-Up Payment................................................. 20
WorldCom...................................................................  1
WorldCom Common Stock......................................................  1
WorldCom Consolidated Group................................................ 34
WorldCom Filed SEC Documents............................................... 32
WorldCom Permits........................................................... 33
WorldCom Plans............................................................. 50
WorldCom Preferred Stock................................................... 27
WorldCom SEC Documents..................................................... 31
WorldCom Series A Preferred................................................ 27
WorldCom Series B Preferred................................................ 27
WorldCom Series 3 Preferred................................................ 27
WorldCom Stock Plans....................................................... 22
WorldCom Stock Options..................................................... 28
WorldCom Warrants.......................................................... 27
person..................................................................... 63
PUCs....................................................................... 13
Restraints................................................................. 56
Rights..................................................................... 10
Rights Agreement........................................................... 10
SEC........................................................................ 13
Securities Act............................................................. 14
Series C Preferred Stock...................................................  9
Significant Subsidiary..................................................... 63
Sub........................................................................  1
Subsidiary................................................................. 63
Superior Proposal.......................................................... 42
Surviving Corporation......................................................  2
Takeover Proposal.......................................................... 41
taxes...................................................................... 22
Termination Fee............................................................ 53
Warrants................................................................... 10
Year 2000 Compliant........................................................ 25

                                                                       EXHIBIT A
                                                        TO THE MERGER AGREEMENT

                              Form of Affiliate Letter
                              ------------------------


Dear Sirs:

     The undersigned, a holder of shares of Common Stock, par value $.01 per share ("SkyTel Common Stock"), of SkyTel Communications, Inc., a Delaware corporation ("SkyTel"), is entitled to receive in connection with the merger of SkyTel (the "Merger") with and into a subsidiary of MCI WORLDCOM, Inc., a Georgia corporation ("WorldCom"), securities of WorldCom, as the parent of the surviving corporation in the Merger (the "WorldCom Securities"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of SkyTel within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of SkyTel for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact.

     If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign, transfer, hedge or reduce the undersigned's risk relating to any of the WorldCom Securities received by the undersigned in exchange for any shares of SkyTel Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that WorldCom will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of WorldCom Securities by the undersigned except to the extent provided in the Merger Agreement.

     The undersigned hereby represents to and covenants with WorldCom that the undersigned will not sell, assign, transfer, hedge or reduce the undersigned's risk relating to any of the WorldCom Securities received by the undersigned in exchange for shares of SkyTel Common Stock in connection with the Merger except
(i) pursuant to an
effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to WorldCom or your counsel (provided that such counsel is a member of a nationally recognized law firm) or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act; provided, however, that in
                                                    --------  -------
any such case, such sale, assignment or transfer shall only be permitted if, in the opinion of counsel of WorldCom, such transaction would not have, directly or indirectly, any adverse consequences for WorldCom with respect to the treatment of the Merger for tax purposes.

     The undersigned hereby further represents to and covenants with WorldCom that the undersigned has not, within the preceding 30 days, sold, transferred or otherwise disposed of, hedged or reduced the undersigned's risk relating to any shares of SkyTel Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of, hedge or reduce the undersigned's risk relating to any WorldCom Securities received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of SkyTel and WorldCom have been published by WorldCom, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

     In the event of a sale or other disposition by the undersigned of WorldCom Securities pursuant to Rule 145(d), the undersigned will supply WorldCom with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and an opinion of counsel or no-action letter referred to above. The undersigned understands that WorldCom may instruct its transfer agent to withhold the transfer of any WorldCom Securities disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, WorldCom shall cause the transfer agent to effectuate the transfer of the WorldCom Securities sold as indicated in such letter.

          WorldCom covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of WorldCom Securities by the undersigned under Rule 145 in accordance with the terms thereof.

          The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing WorldCom Securities received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to WorldCom from independent counsel reasonably satisfactory to WorldCom to the effect that such legend is no longer required for purposes of the Securities Act.

          There will be placed on the certificates for WorldCom Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as WorldCom, Inc. shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     "The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of WorldCom Securities and (ii) the receipt by WorldCom of this letter is an inducement to WorldCom's obligations to consummate the Merger.


                                                  Very truly yours,


Dated:

                                                            ANNEX I
                                                            TO EXHIBIT A


[Name]                                                      [Date]


     On                    , the undersigned sold the securities of MCI
WORLDCOM, Inc., a Georgia corporation ("WorldCom"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of SkyTel Communications, Inc., a Delaware corporation, with and into a subsidiary of WorldCom.

     Based upon the most recent report or statement filed by WorldCom with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                        Very truly yours,



           [Space to be provided for description of the Securities.]

                                                            EXHIBIT B




                              SkyTel Communications, Inc.



                                                                [Effective Date]

Jones Day Reavis & Pogue
599 Lexington Avenue
New York, NY 10022

Cravath Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York,  NY 10019


Ladies and Gentlemen:

          In connection with the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 28, 1999, among SkyTel Communications, Inc., a Delaware corporation ("SkyTel"), MCI WORLDCOM, Inc., a Georgia corporation ("WorldCom"), and Empire Merger Inc., a Delaware corporation and a wholly owned subsidiary of WorldCom (the "Sub"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the Proxy Statement Prospectus of SkyTel and WorldCom, each as amended or supplemented through the date hereof, the undersigned certifies and represents on behalf of SkyTel and as to SkyTel, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement) :

          1. The facts relating to the contemplated merger of SkyTel with and into Sub (the "Merger") as described in the Registration Statement and the documents described in the Registration Statement are, insofar as such facts pertain to SkyTel, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

          2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $.01 per share, of SkyTel (the "SkyTel Common Stock"), other than such shares owned directly by SkyTel, WorldCom or Sub, will be converted into shares of common stock, par value $.01 per share, of WorldCom ("WorldCom Common Stock") and each share of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of SkyTel (the "Convertible Exchangeable Preferred Stock") other than such shares owned directly by SkyTel, WorldCom or Sub, will be converted into one share of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of WorldCom ("the WorldCom Convertible Exchangeable Preferred Stock") is the result of arm's length bargaining.

          3. Cash payments to be made to holders of SkyTel Common Stock in lieu of fractional shares of WorldCom Common Stock that would otherwise be issued to such holders in the Merger will be made for the purpose of saving WorldCom the expense and inconvenience of issuing and transferring fractional shares of WorldCom Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to holders of SkyTel Common Stock in lieu of fractional shares of WorldCom Common Stock is not expected to exceed one percent of the total consideration that will be issued in the Merger to shareholders of SkyTel in exchange for their shares of SkyTel Common Stock.

          4. (i) Neither SkyTel nor any corporation related to SkyTel has acquired or has any present plan or intention to acquire directly or indirectly any stock of SkyTel in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

              (ii) For purposes of this representation letter, a corporation shall be treated as related to SkyTel if such corporation is related to SkyTel within the meaning of Treasury Regulation Section 1.368-1(e)(3).

          5. Except as otherwise specifically contemplated under the Merger Agreement, SkyTel and holders of SkyTel Common Stock and Convertible Exchangeable Preferred Stock will each pay their respective expenses, if any, incurred in connection with the Merger, and will not pay the expenses of WorldCom or Sub incurred in connection with the Merger. SkyTel has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of SkyTel Common Stock or Convertible Exchangeable Preferred

Stock. Except to the extent specifically contemplated under the Merger Agreement, SkyTel has not entered into any arrangement pursuant to which WorldCom or Sub has agreed to assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of SkyTel or any of its Subsidiaries or any holder of any stock of SkyTel.

          6. At the Effective Time, SkyTel will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Effective Time. For purposes of this representation, amounts paid to stockholders who receive cash or other property (including cash in lieu of fractional shares of WorldCom Common Stock) in connection with the Merger, assets of SkyTel used to pay its reorganization expenses and all redemptions and distributions made by SkyTel (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by SkyTel immediately prior to the Effective Time.

          7. Except as otherwise contemplated under the Merger Agreement, SkyTel has not made and does not plan or intend to make any distributions (other than dividends made in the ordinary course of business) prior to, in contemplation of, or otherwise in connection with, the Merger.

          8. In connection with the Merger, SkyTel Common Stock will be converted solely into WorldCom Common Stock (except for cash paid in lieu of fractional shares of WorldCom Common Stock) and Convertible Exchangeable Preferred Stock will be converted solely into WorldCom Convertible Exchangeable Preferred Stock. For purposes of this representation, SkyTel Common Stock and Convertible Exchangeable Preferred Stock redeemed for cash or other property furnished directly or indirectly by WorldCom will be considered as acquired by WorldCom for other than WorldCom Common Stock and WorldCom Convertible Exchangeable Preferred Stock. Further, except as otherwise contemplated under the Merger Agreement, no liabilities of SkyTel or any of its Subsidiaries or any of the holders of SkyTel Common Stock or Convertible Exchangeable Preferred Stock will be assumed by WorldCom, nor will any of the SkyTel Common Stock or Convertible Exchangeable Preferred Stock acquired by WorldCom in connection with the Merger be subject to any liabilities.

          9. SkyTel is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          10. Prior to the Merger, SkyTel will not take, and to the best knowledge of the management of SkyTel there is no present plan or intention by stockholders of SkyTel to take, any position on any Federal, state or local income or franchise tax return, or to take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          11. None of the compensation received by any stockholder-employee of SkyTel in respect of periods at or prior to the Effective Time represents separate consideration for any of its SkyTel Common Stock or its Convertible Exchangeable Preferred Stock. None of the WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock that will be received by stockholder-employees of SkyTel in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement.
The compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          12. There is no intercorporate indebtedness existing between WorldCom (or any of its Subsidiaries, including Sub) and SkyTel (or any of its Subsidiaries).

          13. SkyTel is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          14. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of SkyTel, WorldCom and Sub with respect to the Merger.

          15. No assets of SkyTel have been sold, transferred or otherwise disposed of which would prevent Sub, or WorldCom's "qualified group" of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)) from continuing the "historic business" of SkyTel or from using a significant portion of the "historic business assets" of SkyTel in a business following the Merger (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

          16. The fair market value of the assets of SkyTel exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject, and the liabilities of SkyTel and the liabilities to which its assets are subject were incurred by SkyTel in the ordinary course of its business.

          17. No holders of SkyTel Common Stock or Convertible Exchangeable Preferred Stock have dissenter's rights under the provisions of any Federal, state, local, foreign or provincial laws.

          18. The undersigned is authorized to make all the representations set forth herein on behalf of SkyTel.

          The undersigned acknowledges that (i) your opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

          The undersigned acknowledges that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.


                         Very truly yours,

                         SKYTEL COMMUNICATIONS, INC.,

                          by___________________________________
                            Name:
                            Title:

                                                            EXHIBIT C



                              MCI WORLDCOM, Inc.


                                                            [Effective Date]

Cravath Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Jones, Day, Reavis & Pogue
599 Lexington Avenue
New York, NY 10022

Ladies and Gentlemen:

          In connection with the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 28, 1999, among SkyTel Communications, Inc., a Delaware corporation ("SkyTel"), MCI WORLDCOM, Inc., a Georgia corporation ("WorldCom"), and Empire Merger Inc., a Delaware corporation and a wholly owned subsidiary of WorldCom (the "Sub"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the Proxy Statement Prospectus of SkyTel and WorldCom, each as amended or supplemented through the date hereof, the undersigned certifies and represents on behalf of WorldCom and Sub and as to WorldCom and Sub, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

          1. The facts relating to the contemplated merger of SkyTel with and into Sub (the "Merger") as described in the Registration Statement and the documents described in the Registration Statement are, insofar as such facts pertain to WorldCom and Sub, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

          2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $.01 per share, of SkyTel (the "SkyTel Common Stock"), other than such shares owned directly by SkyTel, WorldCom or Sub, will be converted into shares of common stock, par value $.01 per share, of WorldCom ("WorldCom Common Stock") and each share of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of SkyTel (the "Convertible Exchangeable Preferred Stock"), other than such shares owned directly by SkyTel, WorldCom, or Sub, will be converted into one share of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 per share, of WorldCom ("the WorldCom Convertible Exchangeable Preferred Stock") is the result of arm's length bargaining.

          3. (i) Neither WorldCom nor any corporation that is related to WorldCom has any plan or intention, following the Merger, to reacquire, or to cause any corporation that is related to WorldCom to acquire, directly or indirectly, any WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock.

              (ii) For purposes of this representation letter, a corporation shall be treated as related to WorldCom if such corporation is related to WorldCom within the meaning of Treasury Regulation Section 1.368-1(e)(3).

          4. WorldCom has no plan or intention to make any distributions after the Merger to holders of WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock (other than dividends made in the ordinary course of business) that would, alone or in conjunction with any other transaction, violate the continuity of interest requirement of Treasury Regulation Section 1.368-1(e).

          5. Neither WorldCom nor Sub (nor any other Subsidiary of WorldCom) has acquired or, except as a result of the Merger, will acquire, or has owned in the past three years, any stock of SkyTel.

          6. Cash payments to be made to holders of SkyTel Common Stock in lieu of fractional shares of WorldCom Common Stock that would otherwise be issued to such holders in the Merger will be made for the purpose of saving WorldCom the expense and inconvenience of issuing and transferring fractional shares of WorldCom Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to holders of SkyTel Common Stock in lieu of fractional shares of WorldCom Common Stock is not expected to exceed one percent of the total consideration that will be issued in the Merger to shareholders of SkyTel in exchange for their shares of SkyTel Common Stock.

          7. Prior to the Merger, WorldCom will own all the issued and outstanding stock of Sub and Sub will have outstanding no warrant or option or any other agreement pursuant to which any person may acquire any share of Sub stock. No stock of Sub will be issued in the Merger. WorldCom has no plan or intention to sell, transfer or dispose of any Sub stock or to cause Sub to issue additional shares of its stock that would result in WorldCom owning less than all the stock of Sub after the Merger.

          8. WorldCom has no plan or intention, following the Merger, to liquidate the Surviving Corporation, to merge the Surviving Corporation with and into another corporation, to sell or otherwise dispose of any of the stock of the Surviving Corporation, to cause the Surviving Corporation to distribute to WorldCom or any of its Subsidiaries any assets of the Surviving Corporation or any of its Subsidiaries or the proceeds of any borrowings incurred by the Surviving Corporation or any of its Subsidiaries, or to cause the Surviving Corporation to sell or otherwise dispose of any of the assets held by SkyTel or any of its Subsidiaries at the time of the Merger, except for dispositions of such assets in the ordinary course of business and transfers described in
Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k).

          9. Assuming that, at the Effective Time, SkyTel holds at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Effective Time, then following the Merger, the Surviving Corporation will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by SkyTel immediately prior to the Effective Time. For purposes of this representation, amounts paid to stockholders who receive cash or other property (including cash in lieu of fractional shares of WorldCom Common Stock) in connection with the Merger, assets of SkyTel used to pay its reorganization expenses and all redemptions and distributions made by SkyTel (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by SkyTel immediately prior to the Effective Time.

          10. Except as otherwise specifically contemplated under the Merger Agreement, WorldCom and Sub will each pay their respective expenses, if any, incurred in connection with the Merger and will not pay the expenses of SkyTel and holders of SkyTel Common Stock and Convertible Exchangeable Preferred Stock. Except to the extent specifically contemplated under the Merger Agreement, neither WorldCom nor Sub has paid (directly or indirectly) or has agreed to assume any expenses or other liabilities, whether fixed or contingent, incurred or to be incurred by SkyTel or any of its Subsidiaries or any stockholder of SkyTel in connection with or as part of the Merger or any related transactions.

          11. Following the Merger, WorldCom will cause the Surviving Corporation, or WorldCom's "qualified group" of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)), to continue SkyTel's "historic business" or to use a significant portion of SkyTel's "historic business assets" in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

          12. The WorldCom Convertible Exchangeable Preferred Stock shall have terms that are identical to Convertible Exchangeable Preferred Stock (except that (x) the issuer thereof shall be WorldCom rather than SkyTel and (y) Convertible Exchangeable Preferred Stock shall become convertible into WorldCom Common Stock as required by Section 9(l) of the Certificate of Designation for Convertible Exchangeable Preferred Stock).

          13.  Neither WorldCom nor Sub is an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

          14. Neither WorldCom nor Sub will take, or cause the Surviving Corporation to take, any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

          15. None of the compensation to be received by any stockholder-employee of SkyTel in respect of periods after the Effective Time represents separate consideration for any of its SkyTel Common Stock or its Convertible Exchangeable Preferred Stock. None of the WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock that will be received by any stockholder-employee of SkyTel in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with the amounts paid to third parties bargaining at arm's-length for similar services.

          16. There is no intercorporate indebtedness existing between WorldCom (or any of its Subsidiaries, including Sub) and SkyTel (or any of its Subsidiaries).

          17. Neither WorldCom nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          18. In connection with the Merger, SkyTel Common Stock will be converted solely into WorldCom Common Stock (except for cash paid in lieu of fractional shares of WorldCom Common Stock) and Convertible Exchangeable Preferred Stock will be converted solely into WorldCom Convertible Exchangeable Preferred Stock. For purposes of this representation, SkyTel Common Stock and Convertible Exchangeable Preferred Stock redeemed for cash or other property furnished directly or indirectly by WorldCom will be considered as acquired by WorldCom for other than WorldCom Common Stock and WorldCom Convertible Exchangeable Preferred Stock. Further, except as otherwise contemplated under the Merger Agreement, no liabilities of SkyTel or any of its Subsidiaries or any of the holders of SkyTel Common Stock or Convertible Exchangeable Preferred Stock will be assumed by WorldCom, nor will any of the SkyTel Common Stock or Convertible Exchangeable Preferred Stock acquired by WorldCom in connection with the Merger be subject to any liabilities.

          19. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of WorldCom, Sub and SkyTel with respect to the Merger.

          20. Sub is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger has had assets (other than nominal assets contributed upon the formation of Sub, which assets will be held by SkyTel following the Merger) or business operations.

          20. The Merger is being undertaken for purposes of enhancing the business of WorldCom and for other good and valid business purposes of WorldCom.

          21. The undersigned is authorized to make all the representations set forth herein on behalf of WorldCom and Sub.


The undersigned acknowledges that (i) your opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

          The undersigned acknowledges that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.


                                   Very truly yours,

                                   MCI WORLDCOM, INC.,

                                   by
                                     _______________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT D


                                [Letterhead of]
                           [Cravath Swaine & Moore]



                                       Effective Date


                               Merger Agreement
                               ----------------
                              dated May 28, 1999,
                              -------------------
                 Among MCI WORLDCOM, Inc., Empire Merger Inc.
                 --------------------------------------------
                        and SkyTel Communications, Inc.
                        -------------------------------


Ladies and Gentlemen:

          We have acted as special tax counsel for MCI WORLDCOM, Inc., a Georgia corporation ("WorldCom"), in connection with the proposed merger (the "Merger") of SkyTel Communications, Inc., a Delaware corporation ("SkyTel"), with and into Empire Merger Inc.,a Delaware Corporation and wholly owned subsidiary of WorldCom, ("Sub"), pursuant to a Merger Agreement, dated May 28, 1999 (the "Merger Agreement"), among WorldCom, Sub and SkyTel. In the Merger, each issued and outstanding share of SkyTel's common stock, par value $.01 ("SkyTel Common Stock"), other than any such shares owned directly by SkyTel, WorldCom or Sub, will be converted into common stock, par value $.01 per share, of WorldCom ("WorldCom Common Stock") and each issued and outstanding share of SkyTel's $2.25 cumulative convertible exchangeable preferred stock, par value $.01 per share, other than shares owned directly by SkyTel, WorldCom or Sub, will be converted into one share of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of WorldCom.

          In that connection, you have requested our opinion regarding the material U.S. Federal income tax consequences of the Merger. In providing our opinion, we have examined the Merger Agreement, the registration statement on Form S-4 (the "Registration Statement"), which includes the Information Statement/Prospectus of SkyTel and WorldCom, as filed with the Securities and Exchange Commission, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, correct and complete, (iii) the representations made to us by SkyTel and WorldCom in their respective letters to us each dated as of the date hereof, and delivered to us for purposes of this opinion are true, correct and complete (such letters, the "Representation Letters"), and (iv) any representations made in the Representation Letters or in the Merger Agreement "to the best knowledge of" or similarly qualified are true, correct and complete without such qualification. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

          Based upon the foregoing, we are of opinion that, for U.S. Federal income tax purposes, (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) SkyTel, WorldCom and Sub will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

          Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions. Our opinions are based upon current statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

          This opinion is being provided solely for the benefit of WorldCom. No other person or party shall be entitled to rely on this opinion.

                                             Very truly yours,

                                                                       EXHIBIT E

                                [Letterhead of
                          Jones, Day, Reavis & Pogue]


                               [Effective Date]


Ladies & Gentlemen:

          We have acted as counsel to SkyTel Communications, Inc., a Delaware corporation ("SkyTel"), in connection with the proposed merger of SkyTel with and into Empire Merger Inc., a Delaware corporation ("Sub") and a wholly owned subsidiary of MCI WORLDCOM, Inc., a Georgia corporation ("WorldCom"), pursuant to the Agreement and Plan of Merger, dated as of May 28, 1999 (the "Merger Agreement"), by and among WorldCom, Sub, and SkyTel. In the Merger, each issued and outstanding share of SkyTel's common stock, par value $.01 per share, other than any shares owned directly by SkyTel, WorldCom or Sub, will be converted into common stock, par value $.01 per share, of WorldCom and each issued and outstanding share of the SkyTel's $2.25 cumulative convertible exchangeable preferred stock, par value $.01 per share, other than any shares owned directly by SkyTel, WorldCom or Sub, will be converted into one share of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of WorldCom. This opinion is being delivered pursuant to Section 6.03(c) of the Merger Agreement. Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Merger Agreement.

          In rendering our opinion, we have reviewed and relied upon (i) the Merger Agreement, (ii) the registration statement on Form S-4 (the "Registration Statement"), which includes the Information Statement/Prospectus of SkyTel and WorldCom, as filed with the Securities and Exchange Commission, and (iii) such other documents, records, instruments and information as we have deemed necessary or appropriate for purposes of our opinion.

          In addition, we have assumed, with your consent, that (i) SkyTel will merge with and into Sub, with Sub being the surviving entity (ii) the Merger will be effected in accordance with the Merger Agreement and in the manner contemplated by the Registration Statement and will qualify as a merger under the General Corporation Law of the State of Delaware, (iii) all the provisions of the Merger Agreement will be complied with, (iv) the representations of SkyTel and WorldCom set forth in their respective letters (the "Representation Letters") to us each dated as of the date hereof, and delivered to us for purposes of this opinion are true and correct on and as of the date hereof, and (v) any representations made in the Representation Letters or in the Merger Agreement that are qualified by reference to the knowledge of the representor are true, correct, and complete without such qualification.

          Our opinion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing, temporary and currently proposed Treasury Regulations promulgated thereunder, existing administrative rulings and practices of the Internal Revenue Service, and existing judicial decisions, all of which are subject to change at any time. It should be noted that future legislative, judicial or administrative actions, decisions or interpretations, which may be retroactive in effect, could materially affect our opinion.

          Based upon and subject to the foregoing, as well as the limitations and qualifications set forth below, it is our opinion that:

          1. The Merger will qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code.

          2. SkyTel, WorldCom and Sub will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

          We have not considered and do not express any opinion as to any federal income tax consequences of the Merger other than those expressly stated above. We have also not considered and do not express any opinion with respect to the tax consequences of the Merger under any state, local or foreign tax law.

          An opinion of counsel is not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or a court will not take a contrary position with respect to the conclusions set forth above.

          The opinions expressed in this letter take into account laws, interpretations of laws, and facts known to us as of the date of this letter. We undertake no responsibility to advise you of changes in laws or interpretations of laws or facts that come to our attention after that time.

          This opinion is being furnished to you solely for your use and benefit in connection with the Merger and is not intended to be relied upon by other persons in any manner or for any purpose.

                                       Very truly yours,